Exhibit 3.1

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

DSC Holdings Ltd.

(Adopted by Special Resolution passed on June 6, 2023, and effective from August 21, 2023)

A COMPANY LIMITED BY SHARES

1.	DEFINITIONS AND INTERPRETATION

1.1.	The meanings of terms used in this Memorandum are as defined in the Regulation 25 of the Articles.

1.2.	In this Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a “Regulation” or “Sub-Regulation” is a reference to a regulation of the Articles;

(b)	a “Clause” is a reference to a clause of this Memorandum;

(c)	a “Section” is a reference to a section of the Schedule A;

(d)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(e)	the singular includes the plural and vice versa.

1.3.	Headings are inserted for convenience only and shall be disregarded in interpreting this Memorandum and the Articles.

2.	NAME

The name of the Company is DSC Holdings Ltd.

3.	STATUS AND LIMITATION OF LIABILITY

The Company is a company limited by Shares. The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

4.	REGISTERED OFFICE AND PROVIDER THEREOF

4.1.	The registered office of the Company is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

4.2.	Subject to the provisions in this Memorandum and the Articles, the Company may by Resolution of Directors change the location of its registered office or change its provider of registered office.

5.	GENERAL OBJECTS AND POWERS

Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or as revised, or any other law of the Cayman Islands.

6.	EXEMPTED COMPANY

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Article 174 of the Companies Act and, subject to the provisions of the Companies Act and the Articles, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.	NUMBER AND CLASSES OF SHARES

7.1.	Shares in the Company shall be issued in the currency of the United States of America.

7.2.

The authorised share capital of the Company is US$200,000 consisting of 2,000,000,000 shares of a nominal or par value of US$0.0001 each, of which: (a) 1,192,139,384 are designated as ordinary shares of a nominal or par value of US$0.0001 each (the “Ordinary Shares”), and (b) 807,860,616 are designated as preferred shares of a nominal or par value of US$ 0.0001 each (the “Preferred Shares”), of which (i) 6,250,000 are designated as series A-1 convertible redeemable preferred shares,(ii) 46,135,648 are designated as series A-2 convertible redeemable preferred shares, (iii) 11,185,680 are designated as series B convertible redeemable preferred shares, (iv) 88,188,400 are designated as series D convertible redeemable preferred shares, (v) 149,920,280 are designated as series D-1 convertible redeemable preferred shares, (vi) 108,466,752 are designated as series E-1 convertible redeemable preferred shares, (vii) 166,052,206 are designated as series E-2 convertible redeemable preferred shares, (viii) 43,099,293 are designated as series E-3 convertible redeemable preferred shares, (ix) 164,140,119 are designated as series F convertible redeemable preferred shares, and (x) 24,422,238 are designated as series G convertible redeemable preferred shares, with power for the Company, insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Act and the Articles and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preferred or otherwise shall be subject to the powers hereinbefore contained.

7.3.	Shares may be issued in one or more series of Shares as the Directors may by Resolution of Directors determine from time to time.

8.	RIGHTS OF SHARES

8.1.	Subject to Clause 8.2 below, each Share confers the right to receive notice of, attend and vote at any general meeting of the Members.

(a)

Subject to any rights or registrations for the time being attached to any class or classes of shares, on a show of hands, each holder of a Share present in person or (being a corporation) by a representative has one vote. On a poll, each holder present in person or by proxy or being a corporation by a representative is entitled to exercise the number of votes which it would have been entitled to exercise had all the Preferred Shares held by it been converted into Ordinary Shares immediately before such voting on a fully-diluted and as-converted basis.

(b)	The holders of Preferred Shares and Ordinary Shares shall vote together and not as separate classes, except as otherwise required by the Articles or the Companies Act or agreed upon by the members.

(c)

Notwithstanding other provisions herein or in the Articles, any matter that may prejudice the rights associated with a class or series of Preferred Shares shall have to be respectively determined by the holder of such class or series of Preferred Shares at a separate class meeting.

8.2.	Notwithstanding any provision to the contrary contained in this Memorandum or the Articles (including Schedule A),

(a)

each holder of Series G Preferred Shares who holds any Preferred Shares which constitute less than one point five percent (1.5%) of the total Shares then issued and outstanding (calculated on a fully-diluted and as-converted basis) shall have neither Information Rights nor Inspection Rights.

(b)

each holder of Series F Preferred Shares who holds any Preferred Shares which constitute less than one point five percent (1.5%) of the total Shares then issued and outstanding (calculated on a fully-diluted and as-converted basis) shall have neither Information Rights nor Inspection Rights.

(c)

each holder of Preferred Shares shall immediately cease to be entitled to the Information Rights, Inspection Rights, rights to require special audit or rights to appoint Director(s) or Observer(s) held by such holder (if any) in the event that such holder of Preferred Share has not complied with its obligations under the second paragraph of Section 9.19 of the Shareholders Agreement.

(d)

each Series F Preferred Share (or respective Conversion Share) originally issued to any of the 268V Sellers shall carry no right in any way to (i) receive notice of, attend and vote at any general meeting of the Members; (ii) sign any written resolutions of the Members; (iii) access, inspect and examine the minute book (for the avoidance of doubt, including the minutes of Board or Members’ meetings and the written resolutions of the Directors or Members and any attachments referred to therein) and the statutory registers of each Group Company; or (iv) receive any material in relation to items mentioned in this Clause 8.2(c).

(e)

each Shareholder expressively covenants to the Company that, it shall not disclose any information, documents, materials or other forms of Company’s status it has been entitled to receive or request based on any Transaction Documents or this Memorandum or the Articles to any other Preferred Holder which is not accessible to such information, documents, materials or other forms pursuant to this Clause 8.2.

8.3.	Each Preferred Share confers the rights and preferences as set forth in Schedule A attached to the Articles.

8.4.	Subject to the rights and preferences of the Preferred Shares as set out in this Memorandum and the Articles (including Schedule A), each Ordinary Share in the Company confers upon the holder thereof:

(a)	the right to one vote at a meeting of the Shareholders of the Company or on any resolution of the Shareholders;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

9.	VARIATION OF RIGHTS

(a)

Subject to and without prejudice to the other provisions under this Memorandum and the Articles (including Clause 9(c) and Sub-Regulation 10.2), if at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may, whether or not the Company is being wound-up and except where the Articles or the Companies Act impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class or series, be varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued Shares of that class or series or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the Shares of the class or series.

(b)

The provisions of this Memorandum and the Articles relating to general meetings shall apply to every such separate general meeting of the holders of one class or series of Shares except that the necessary quorum shall be one or more persons holding or representing in person or by proxy at least a majority of the issued Shares of the class or series and that any holder of Shares of the class or series present in person or by proxy may demand a poll.

(c)

Subject to Clause 10, the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Preferred Shares shall not be varied unless with the consent in writing of the holders of at least two-thirds (2/3) of all outstanding corresponding Preferred Shares. For the avoidance of doubts, any change in any of rights, preferences, privileges or powers of, or the restrictions provided for the benefit of (1) the holder of Series D Preferred Shares shall also require the written consent of API; (2) the holders of Series D-1 Preferred Shares shall also require the written consent of WP; (3) the holders of Series E-2 Preferred Shares shall also require the written consent of Weimarer and WP; or (4) the holders of Series F Preferred Shares shall also require the written consent of Series F Majority Holders (as defined in the Shareholders Agreement).; or (5) the holder of Series G Preferred Shares shall also require the written consent of Series G Majority Holders.

10.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking senior thereto or pari passu therewith.

11.	REGISTERED SHARES

11.1.	The Company shall issue registered shares only.

11.2.	The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

12.	TRANSFER OF SHARES

12.1.

Subject to any limitations in the Articles and subject to Clause 13, the Company shall, on receipt of an instrument of transfer complying with Sub-Regulation 6.1 of the Articles, enter the name of the transferee of a Share in the Register of Members unless the Directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

12.2.	The Directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

13.	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

Subject to the provisions of the Companies Act and this Memorandum and the Articles (in particular, with respect to the variation of rights attached to a specific class or series of Shares of the Company), the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum of Association with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital and any capital redemption reserve fund.

[INTENTIONALLY LEFT BLANK]

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

DSC Holdings Ltd.

(Adopted by Special Resolution passed on June 6, 2023, and effective from August 21, 2023)

A COMPANY LIMITED BY SHARES

1.	REGISTERED SHARES

1.1.

Every Shareholder is entitled to a certificate signed by a Director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the Director, officer or authorised person and the Seal may be facsimiles.

1.2.

Any Shareholder receiving a certificate shall indemnify and hold the Company and its Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

1.3.	If several eligible persons are registered as joint holders of any Shares (the “Eligible Persons”), any one of such Eligible Persons may give an effectual receipt for any Distribution.

2.	SHARES

2.1.

Subject to the relevant Clauses and Regulations, if any, in the Memorandum and these Articles and without prejudice to any special rights conferred on the holders of existing Shares, Shares and other securities may be issued at such times, to such Eligible Persons, for such consideration and on such terms as the Directors may by Resolution of Directors determine.

2.3.

A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.4.	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares;

(b)	the determination of the Directors of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in the opinion of the Directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.5.	The Company shall keep a register of Members (the “Register of Members”) containing:

(a)	the names and addresses of the Eligible Persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the Register of Members; and

(d)	the date on which any Eligible Person ceased to be a Shareholder.

2.6.

The Register of Members may be in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, the magnetic, electronic or other data storage form shall be the original Register of Members.

2.7.	A Share is deemed to be issued when the name of the Shareholder is entered in the Register of Members.

3.	REDEMPTION OF SHARES AND TREASURY SHARES

3.1.

Subject to other provisions in the Memorandum and these Articles, the Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Companies Act or any other provision in the Memorandum or these Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2.

Subject to other provisions in the Memorandum and these Articles, the Company may only offer to purchase, redeem or otherwise acquire Shares if by Ordinary Resolution authorising the purchase, redemption or other acquisition contains a statement that the Directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.4.

Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

3.5.	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

3.6.

Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and these Articles) as the Company may by Resolution of Directors determine.

3.7.

Where Shares are held by another body corporate of which the Company holds, directly or indirectly, Shares having more than 50 percent of the votes in the election of Directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

4.	MORTGAGES AND CHARGES OF SHARES

4.1.	Subject to other provisions in the Memorandum and these Articles, Shareholders may mortgage or charge their Shares.

4.2.	There shall be entered in the Register of Members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the Register of Members.

4.3.	Where particulars of a mortgage or charge are entered in the Register of Members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)

upon evidence satisfactory to the Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

4.4.	Whilst particulars of a mortgage or charge over Shares are entered in the Register of Members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares, without the written consent of the named mortgagee or chargee.

5.	FORFEITURE

5.1.

Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2.	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3.

The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of fourteen (14) days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4.

Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the Directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5.

The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6.	TRANSFER OF SHARES

6.1.

Subject to any limitations of the Memorandum and these Articles and not inconsistent with the Shareholders Agreement, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

6.2.	The transfer of a Share is effective when the name of the transferee is entered on the Register of Members.

6.3.

If the Directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the Register of Members notwithstanding the absence of the instrument of transfer.

6.4.

Subject to any limitations of the Memorandum and these Articles, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

7.	MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1.	(a)	Subject to Regulation 7.1(c) hereof, if so determined by the Directors, the Company shall hold its general meetings and shall specify the meeting as such in the notices calling it. The general meeting shall be held at such time and place as the Directors shall appoint.

(b)	At these meetings the report of the Directors (if any) shall be presented.

(c)	Unless required by the Companies Act, the Company may but shall not be obliged to hold an annual general meeting.

7.2.

The Directors shall convene a meeting of Members upon the written requisition of any Member or Members entitled to attend and vote at general meeting of the Company who hold not less than ten percent (10%) of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested, deposited at the registered office of the Company specifying the objects of the meeting for a date no later than twenty-one (21) days from the date of the deposit of the requisition signed by the requisitionist.

7.3

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

7.4

If the Directors do not within twenty-one (21) days from the date of such deposit duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

7.5	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

7.6.

At least twenty (20) days’ notice shall be given for an annual general meeting or any other general meeting. At least seven (7) days’ notice shall be given in case of special business. Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company; provided that a general meeting of the Company shall, whether or not the notice specified in this Regulation 7.6 has been given and whether or not the provisions of the Article regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

(b)

in the case of any other general meeting by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than two-thirds (2/3) of the then outstanding Ordinary Shares (calculated on an as-converted basis).

7.7.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

7.8.	Proceedings at General Meeting

(a)

No business shall be transacted at any general meeting unless a quorum of Members is present. The presence in person or by proxy of (i) the holders of at least a majority of the then outstanding Ordinary Shares entitled to vote at any meeting of Members, (ii) the holders of at least two-thirds (2/3) of the then outstanding Series A Preferred Shares and Series B Preferred Shares (counting on an aggregated and as converted basis), (iii) API, (iv) WP, (v) Weimarer, (vi) the holders of a majority of Series F Preferred Shares and (vii) the Series G Majority Holders shall collectively be required in order to constitute a quorum; provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

(b)

A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

7.9

Subject to Clause 8.2 of the Memorandum, a resolution (whether an Ordinary Resolution or a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

7.10

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present and entitled to vote shall be a quorum.

7.11

At every meeting the Members present shall choose someone of their number to be the chairman (the “Chairman”). If the Members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman, failing which the oldest individual Member present at the meeting or failing any Member personally attending the meeting, the proxy present at the meeting representing the oldest Member of the Company, shall take the chair.

7.12

The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for fourteen (14) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

7.13

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority, unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any Member or Members present in person or by proxy collectively holding at least ten percent (10%) of the paid up voting share capital of the Company.

7.14

Subject to the provisions of these Articles, unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

7.15	The demand for a poll may be withdrawn.

7.16

Subject to the provisions of these Articles, except on a poll demanded on the election of a Chairman or on a question of adjournment, a poll shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

7.17

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

7.18

A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may proceed with pending the taking of the poll.

7.19	Votes of Members

Except as otherwise required by law or as set forth herein and subject to Clause 8.2 of the Memorandum, the holder of any Ordinary Shares issued and outstanding shall have one vote for each Ordinary Share held by such holder, and the holder of any Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Share could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of the Members is solicited, such votes to be counted together with all other Shares of the Company having general voting power and as a class except as required by law. Holders of Ordinary Shares and Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with these Articles.

7.20

In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

7.21

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

7.22

No Member shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of Shares unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

7.23

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

7.24	On a poll or on a show of hands votes may be given either personally or by proxy.

7.25	Proxies

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

7.26

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

7.27

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join in demanding a poll.

7.28

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

7.29	Corporate Members

Any corporation or other non-natural person which is a Member of record of the Company may in accordance with its constitutional documents or in the absence of such provision by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class or series of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

7.30	Shares that may not be voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

8.	DIRECTORS AND OBSERVERS

8.1.	(a)	Subject to the second paragraph of Section 9.19 of the Shareholders Agreement, there shall be a Board of Directors consisting of no more than ten (10) Directors (exclusive of alternate Directors).

(i)

The Persons holding at least 50% of the then outstanding Ordinary Shares held by Founders and their Holdercos shall be entitled to appoint three (3) Directors (each an “Ordinary Shareholder Director”, and collectively “Ordinary Shareholder Directors”), one of whom shall be the chairman of the Board (“Chairman of the Board”).

(ii)	For 5Y, so long as it holds any Preferred Share (other than Conversion Share), it shall be entitled to appoint one (1) director of the Board.

(iii)	For Cygnus Fund, so long as it holds any Preferred Share (other than Conversion Share), it shall be entitled to appoint one (1) director of the Board.

(iv)	For PV, so long as it holds any Preferred Share (other than Conversion Share), it shall be entitled to appoint one (1) director of the Board.

(v)	For API, so long as it or any of its Affiliates hold any Preferred Share (other than Conversion Share), it shall be entitled to appoint one (1) Director (each the “API Director”).

(vi)	For WP, so long as it or any of its Affiliates hold any Preferred Share (other than Conversion Share), it shall be entitled to appoint one (1) Director (the “WP Director”).

(vii)

For Weimarer, so long as it or any of its Affiliates hold any Preferred Share (other than Conversion Share) , it shall be entitled to appoint two (2) directors to the Board (each such director, an “Weimarer Director”; together with the directors appointed by 5Y, API, Cygnus Fund, PV and WP, the “Investor Directors”, and each an “Investor Director”).

(b)	A copy of the register of Directors shall be kept at the registered office of Company.

(c)

For each of 5Y, Ferry Venture, API, WP, PV, VMS, Kaiming, CE Fintech, CMBI and Weimarer, so long as it holds any Preferred Shares (other than Conversion Shares), it shall be entitled to elect one (1) observer of the Board; for Mengyuan, so long as it holds any Series F Preferred Shares (other than Conversion Shares) no less than one point five percent (1.5%) of the Shares then outstanding (calculated on a fully-diluted and as-converted basis), it shall be entitled to elect one (1) observer of the Board (each an “Observer”, collectively the “Observers”). The Observer shall be subject to confidentiality obligations no less stringent than those imposed on or otherwise applicable to an Investor Director, and each Observer shall not disclose any information, documents, materials or other forms of Company’s status he or she receives or requests to any other third parties (except for the permitted disclosures as set forth in Section 7.3 of the Shareholders Agreement).

8.2.

Subject to the provisions of the Companies Act and these Articles, the remuneration to be paid to the Directors and the Observers shall be such remuneration as the Company may by Ordinary Resolution determine. The Directors and the Observers shall also be entitled to be paid their traveling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

8.3.

Subject to the provisions of the Companies Act and these Articles, the Directors may award special remuneration to any Director or Observer for any service other than his ordinary routine work as a Director and an Observer. Any fees paid to a Director and an Observer who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director or an Observer.

8.4.	Director’s Interests

A Director or alternate Director and the Observer may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director or Observer for such period and on such terms as to remuneration and otherwise as the Directors may determine.

8.5.

A Director or alternate Director and an Observer may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director and an Observer.

8.6.

A Director or alternate Director or an Observer may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director or Observer shall be accountable to the Company for any remuneration or other benefits received by him as a director, an observer or officer of, or from his interest in, such other company.

8.7.

No person shall be disqualified from the office of Director, alternate Director or Observer or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director, alternate Director or Observer shall be in any way interested be or be liable to be avoided, nor shall any Director, alternate Director or Observer so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director, Observer holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

8.8.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

8.9.	No Minimum Shareholding. A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

8.10.

Alternate Director. Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence. An alternate Director shall cease to be alternate Director if his appointor ceases to be a Director. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

9.	POWERS OF DIRECTORS AND OBSERVERS

9.1.

Subject to the provisions of the Companies Act, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

9.2.

Subject to the provisions of the Companies Act and these Articles, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

9.3.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

9.4.

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director or Observer who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

9.5.

Subject to the provisions of the Companies Act and these Articles, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

9.6.	[Intentionally left blank]

9.7.	Delegation of Directors’ Powers

With respect to Regulation 9.8 to 9.14, subject in each case to the provisions of the Companies Act and these Articles:

9.8.

The Directors (acting as a Board) may delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him; provided that an alternate Director may not act as a managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose either collaterally with or to the exclusion of their own powers, and may be revoked or altered.

9.9.

The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine; provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

9.10.

Subject to the provisions of the Companies Act and these Articles, the Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

9.11.

The Directors may delegate any of their powers to any committee consisting of one or more Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by these Articles regulating the proceedings of Directors, so far as they are capable of applying.

9.12.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

9.13.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents.

9.14.

Subject to the provisions of these Articles, the Directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

9.15.

Powers of Observers. The Observers may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. The Observers may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The Observers have the right to give advice, suggestion but have no right in any way to vote on any matters determined by any resolutions.

10.	PROCEEDINGS OF DIRECTORS

10.1.

The quorum necessary for the transaction of the business of the Directors shall be Super Majority of Directors, including all of the Investor Directors. An alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting if his appointor is not present. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Directors present shall be a quorum. Without prejudice to the quorum requirement above, one (1) Director may convene a meeting of the Board of Directors.

10.2.

Except as otherwise provided by these Articles, the Directors may regulate their meetings as they think fit. Subject to the provisions of these Articles, questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

10.2.A

Notwithstanding any other provisions to the contrary of the Memorandum or these Articles (but subject to Regulations 10.2.E hereof), without the prior affirmative approval of Super Majority of Directors, the Company shall not, and shall cause each Group Company not to, take any action (whether by merger, amalgamation, consolidation, scheme of arrangement, amendment to its organizational documents or otherwise, and whether in a single transaction or a series of related transactions) that effects or approves any of the following transactions involving any Group Company:

(a)

any change in any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any of holders of Series A-2 Preferred Shares, Series B Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series E-1 Preferred Share, Series E-2 Preferred Shares, Series E-3 Preferred Shares, Series F Preferred Shares, Series G Preferred Shares or other series of preferred shares of the Company (for the avoidance of doubts, pursuant to Clause 9(c) of the Memorandum and Articles, such change shall also require the written consent of the holders of at least two-thirds (2/3) of all outstanding corresponding Preferred Shares, and such change with respect to (1) the holders of Series D Preferred Shares shall also require the written consent of API; (2) the holders of Series D-1 Preferred Shares shall also require the written consent of WP; (3) the holders of Series E-2 Preferred Shares shall also require the written consent of Weimarer and WP; (4) the holders of Series F Preferred Shares shall also require the written consent of the Series F Majority Holders (as defined in the Shareholders Agreement); and (5) the holders of Series G Preferred Shares shall also require the written consent of the Series G Majority Holders;

(b)

the authorization, creation or issuance of any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right, preference or priority superior to or on a parity with any Series A-2 Preferred Shares, Series B Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series E-1 Preferred Share, Series E-2 Preferred Shares, Series E-3 Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, other series of preferred shares of the Company or any new issuance of debt or Equity Securities (or warrants, options or similar rights to acquire such securities) of the Company other than (i) issuances to employees, directors, consultants and other service providers pursuant to the ESOP approved pursuant to the Transaction Documents, (ii) issuances of any Ordinary Shares upon conversion of the Preferred Shares, or (iii) any issuance made pursuant to the Transaction Documents;

(c)

any repurchase or redemption of any Equity Securities of the Company (other than pursuant to the terms herein, or conditions upon which such Equity Securities are issued and in both cases in accordance with the re-purchase or redemption provisions in these Articles or other constitutional documents) and the issuance of Equity Securities with such rights of repurchase or redemption;

(d)	any stock split, share consolidation or stock dividend, reclassification or other forms of restructuring of capital of the Company;

(e)

any acquisition, merger, sale, consolidation, joint venture, establishment of any Subsidiary, or branch, strategic alliance of any Group Company with or into one or more entities or any other transaction or series of related transactions (including the sale or exclusive licensing of substantially all of the intellectual property assets of the Company to a third party);

(f)

any transaction or a series of related transactions (including the sale or exclusive licensing of substantially all of the intellectual property assets of the Group Companies to a third party) by any Group Company, which shall constitute a Change of Control Event, or in which the relevant Group Company or its shareholders immediately prior to such transaction shall not, as a result of or subsequent to the transaction, hold a majority of the voting power or share capital of the surviving or resulting entity;

(g)	any increase or decrease in the number of Directors of the Board of the Company or any change to the rule of appointment of Directors;

(h)

any public offering of any debt or equity securities of the Company, selection of the underwriters or listing exchange, or approval of the valuation or any material terms and conditions for an initial public offering;

(i)	granting or extension by any Group Company of any loan or guarantee for indebtedness in excess of US$1,000,000 in the aggregate to any third party;

(j)	creation of any liens over assets of any Group Company except to serve any indebtedness otherwise permitted or approved pursuant to paragraph (i);

(k)

the liquidation, dissolution or winding-up of any Group Company or appointment of a receiver, administrator or other form of external manager for such an event, or effect any other transaction constituting a Liquidation Event;

(l)	the declaration or payment of a dividend on any Ordinary Shares or Preferred Shares of the Company;

(m)

adoption of or amendment to the annual budget or business plan of the Group Companies, or the taking of any action inconsistent with the approved annual budget or business plan, or approve or incur any spending that would exceed the amount approved in the then current annual budget;

(n)

any amendment, alteration or repeal of any provision of these Articles or other constitutional documents of any Group Company (including but not limited to increasing or decreasing the authorised number of members of the board of directors of any Group Company);

(o)	any increase of the authorised number of the Ordinary Shares or any securities convertible into Ordinary Shares;

(p)

appointment or replacement or material change or amendment of the terms of employment of (including with respect to annual bonus or grant of any other benefit) any key employees (including but not limited to the chief executive officer, the chief financial officer, the chief operating officer, the chief risk officer, the chief technology officer, the general manager and the other senior managers) of any Group Company;

(q)

any change of the principal business of the Group Companies, or the entry into a new line of business, or ceasing to conduct or carry on its business substantially as currently conducted by the Group Companies;

(r)

appointment or removal of any auditor of any Group Company or any material amendment or change to the accounting or financial policies or principles of any Group Company, or change in the financial year, or change any risk management policies of any Group Company;

(s)

the alternation of the terms of the current ESOP or the design, adoption, settlement or alternation of any other bonus or profit sharing scheme or any other employee share option or share participation scheme or any other employee incentive scheme (including the adoption, or amendment to any terms of any individual employee incentive arrangement that (i) involves a senior management team member, directors, employees, consultants and other service providers of any Group Company, or (ii) falls outside of, or is inconsistent with the terms of, any previously approved employee incentive plan or bonus or profit sharing scheme);

(t)	equity investment in or purchasing debenture of any third party involving an amount in excess of US$4,000,000;

(u)

incurrence, creation or authorization of any debt (including without limitation the issuance of any debt securities) if the Group Companies’ aggregate indebtedness would exceed US$5,000,000, except for those included in the annual budget of the Company approved pursuant to the Shareholders Agreement and the Memorandum and these Articles and any accounts payable incurred in the ordinary course of business of the Company;

(v)

any transaction between any Group Company and any Interested Party, and involving an amount in excess of US$5,000,000 (except for any transaction between any Group Company and any API’s Affiliates or Weimarer’s Affiliates in the ordinary course of business);

(w)	commencement, termination or settlement of any material litigation or arbitration;

(x)	the exercise of the Company’s rights under Section 4.2 or Section 5.1 of the Shareholders Agreement;

(y)	purchase or disposal of business or assets in excess of US$2,000,000;

(z)	other transactions that is outside the ordinary course of business or involving exclusive relationship;

(aa)	effecting any of the foregoing, as applicable, with respect to any direct or indirect Subsidiary or Affiliate of any Group Company; and

(bb)	agreeing, undertaking or commitment to do any of the forgoing.

10.2.B

Notwithstanding any other provisions to the contrary of these Articles (but subject to Regulations 10.2.E hereof), without the prior affirmative approval of Majority of Directors, the Company shall not, and shall cause each Group Company not to, take any action (whether by merger, amalgamation, consolidation, scheme of arrangement, amendment to its organizational documents or otherwise, and whether in a single transaction or a series of related transactions) that effects or approves any of the following transactions involving any Group Company:

(a)	purchase or disposal of business or assets in excess of US$500,000 but not exceeding US$2,000,000;

(b)	equity investment in or purchasing debenture of any third party involving an amount in excess of US$1,000,000 but no more than US$4,000,000;

(c)	other transactions that is outside the ordinary course of business and involving an amount in excess of US$200,000 or exclusive relationship;

(d)	any increase in compensation of any employee of any Group Company with monthly salary of at least RMB100,000 by more than thirty percent (30%) in a twelve (12) months period;

(e)

any transaction between any Group Company and any Interested Party, and involving an amount in excess of US$1,000,000 but no more than US$5,000,000 (except for any transaction between any Group Company and any API’s Affiliates or Weimarer’s Affiliates in the ordinary course of business);

(f)	effecting any of the foregoing, as applicable, with respect to any direct or indirect Subsidiary or Affiliate of the Company; and

(g)	agreeing, undertaking or commitment to do any of the forgoing.

10.2.C

Notwithstanding any other provisions in these Articles, where any act or matter specified in Regulations 10.2.A, 10.2.B and 10.2 D hereof requires a Special Resolution in accordance with the Companies Acts, and the approval of Super Majority of Directors or Majority of Directors, as applicable, has not yet been obtained, and where a meeting of shareholders is convened to consider such matters, the holders of the then outstanding Shares voting against the resolution shall have the same number of votes as all Shareholders of the Company who vote in favor of the resolution plus one.

10.2.D

In addition to such other limitations as may be provided in the Memorandum and the Articles and the Shareholders Agreement and subject to Regulations 10.2.E hereof, without the prior affirmative approval of the Preferred Majority Holders (as defined in the Shareholders Agreement) , the Company shall not, and shall cause each Group Company not to, take any action (whether by merger, amalgamation, consolidation, scheme of arrangement, amendment to its organizational documents or otherwise, and whether in a single transaction or a series of related transactions) that effects or approves the following transactions involving any Group Company: (a) any transaction or series of related transactions (including the sale or exclusive licensing of substantially all of the intellectual property assets of the Group Companies to a third party) by any Group Company, which shall constitute a Change of Control Event, or in which the relevant Group Company or its shareholders immediately prior to such transaction shall not, as a result of or subsequent to the transaction, hold a majority of the voting power or share capital of the surviving or resulting entity with an implied pre-money valuation of the Company with per Share price less than the per Share issue price with respect to the latest round of financing of Company (subject to adjustment any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting such Shares); or (b) any new issuance Equity Securities (or warrants, options or similar rights to acquire such securities) of the Company without consideration or for a consideration per Share less than the per Share issue price with respect to the latest round of financing of Company (subject to adjustment any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting such Shares), if such new issuance Equity Securities would trigger a Change of Control Event.

10.2.E

Notwithstanding any other provisions to the contrary of these Articles, any and all actions taken by the Company or any Group Company pursuant to the Restructuring are not subject to any approval or consent contemplated under Regulations 10.2.A, 10.2.B and 10.2 D hereof.

10.3.

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least seven (7) days’ notice in writing to every Director, alternate Director and Observer which notice shall set forth the time and place of the meeting and the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

10.4.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

10.5.

The Chairman of the Board shall be elected from the Directors appointed by the holders of the Ordinary Shares; but if at any meeting the Chairman of the Board is not present within fifteen (15) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting. If the Directors are unable to choose a chairman of the meeting for any reason, then the oldest Director present at the meeting shall preside as the chairman of the meeting. Each Director shall have one (1) vote, provided however, in the event of that the number of affirmative votes equals to the numbers of negative votes, the Chairman of the Board shall add one additional vote.

10.6.

All acts done bona fide by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

10.7.

Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman of the meeting is at the start of the meeting.

10.8.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee of Directors, as the case may be, duly convened and held.

10.9.

A Director, but not an alternate Director, may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Regulations 7.25 to 7.28 shall mutatis mutandis apply to the appointment of proxies by Directors.

10.10.	Vacation of Office of Directors and Observers.

The office of a Director or an Observer shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director or Observer;

(b)	if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind; or

(e)

if he is removed by the Shareholder who originally appointed him as set forth in Regulation 8.1 or according to the prior consent of such Shareholder the Director pass a Resolutions of Directors to remove him from the office.

Where any Shareholder ceases to be entitled to appoint a Director or Observer, the Director or Observer, as applicable, appointed by such Shareholders shall immediately be removed.

10.11.	Appointment and Removal of Directors and Observers. The Directors and Observers of the Company may only be appointed and removed as provided in Regulation 8.1 and Regulation 10.10 respectively.

11.	COMMITTEES

11.1.	[Intentionally left blank]

11.2.	[Intentionally left blank]

11.3.	The Directors have no power to delegate to a committee of Directors any of the following powers:

(a)	to amend the Memorandum or these Articles;

(b)	to designate committees of Directors;

(c)	to delegate powers to a committee of Directors;

(d)	to appoint or remove Directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency or to approve a liquidation plan; or

(h)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

11.4.

Sub-Regulation 11.3(ii) and (iii) do not prevent a committee of Directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

11.5.

The meetings and proceedings of each committee of Directors consisting of two (2) or more Directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of Directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

11.6.

Where the Directors delegate their powers to a committee of Directors they remain responsible for the exercise of that power by the committee, unless they believe on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of an exempted company under the Companies Act.

11.7.

Establishment of Board Committees. Promptly after the Closing (as defined in the Series G Purchase Agreement), the Company shall establish and maintain a compensation committee and a nomination committee (each, a “Board Committee”). Each such Board Committee shall have five (5) members consisting of one (1) Weimarer Director, one (1) WP Director, one (1) Ordinary Shareholder Director, one (1) API Director and one (1) Investor Directors that is not a WP Director, an Weimarer Director or an API Director. One (1) Ordinary Shareholder Director, one (1) WP Director, one (1) Weimarer Director and one (1) API Director shall be required to establish a quorum for any meeting or action to be taken by such Board Committee. The compensation committee shall propose the terms of the Company’s share incentive plans, and all grants of awards thereunder (including the ESOP), to the Board for approval and adoption by the Board, shall have the power and authority to (a) administer the Company’s share incentive plans (including the ESOP) and to grant options thereunder, and (b) approve all management compensation levels and arrangements, and shall have such other powers and authorities as the Board shall delegate to it. The nomination committee shall determine candidates and make recommendations to the Board on the selection and appointment of executive officers of the Group Companies, and shall have such other powers and authorities as the Board shall delegate to it.

12.	OFFICERS AND AGENTS

12.1.

Subject to the Companies Act and other provisions of the Memorandum and these Articles, the Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a President, one or more Vice-Presidents, a Secretary, and a treasurer and/or such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

12.2.

The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Secretary to maintain the Register of Members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

12.3.	Subject to the Companies Act and other provisions of the Memorandum and these Articles, the emoluments of all officers shall be fixed by Resolution of Directors.

12.4.

Subject to the Companies Act and other provisions of the Memorandum and these Articles, the officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

12.5.

Subject to the Companies Act and other provisions of the Memorandum and these Articles, the Directors may, by Resolution of Directors, appoint any person, including a person who is a Director, to be an agent of the Company.

12.6.

An agent of the Company shall have such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or these Articles;

(b)	to change the registered office or agent;

(c)	to designate committees of Directors;

(d)	to delegate powers to a committee of Directors;

(e)	to appoint or remove Directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of Directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency or to approve a liquidation plan;

(j)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the Cayman Islands.

12.7.	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

12.8.	The Directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

13.	CONFLICT OF INTERESTS

13.1.	A Director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other Directors.

13.2.

For the purposes of Sub-Regulation 13.1, a disclosure to all other Directors to the effect that a Director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

13.3.	A Director who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of Directors at which a matter relating to the transaction arises and be included among the Directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a Director, that relates to the transaction,

and, subject to compliance with the Companies Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

14.	INDEMNIFICATION

14.1.

Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

14.2.

The indemnity in Sub-Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3.

The decision of the Directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

14.4.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.5.

Expenses, including legal fees, incurred by a Director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Director to repay the amount if it shall ultimately be determined that the Director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1.

14.6.

Expenses, including legal fees, incurred by a former Director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former Director to repay the amount if it shall ultimately be determined that the former Director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.7.

The indemnification and advancement of expenses provided by, or granted pursuant to, this regulation is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of Shareholders, resolution of disinterested Directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a Director.

14.8.

If a person referred to in Sub-Regulation 14.1 has been successful in defence of any proceedings referred to in Sub-Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.9.

The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

15.	RECORDS

15.1.	The Company shall keep the following documents at the office of its provider of registered office:

(a)	the Memorandum and these Articles;

(b)	the Register of Members, or a copy of the Register of Members;

(c)	the register of Directors, or a copy of the register of Directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar in the previous ten (10) years.

15.2.	Until the Directors determine otherwise by Resolution of Directors the Company shall keep the original Register of Members at the office of its provider of registered office.

15.3.	If the Company maintains only a copy of the Register of Members at the office of its provider of registered office, it shall:

(a)	within fifteen (15) days of any change in either register, notify the provider of registered office in writing of the change; and

(b)	provide the provider of registered office with a written record of the physical address of the place or places at which the original Register of Members is kept.

15.4.	The Company shall keep the following records at the office of its provider of registered office or at such other place or places, within or outside the Cayman Islands, as the Directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

(b)	minutes of meetings and Resolutions of Directors and committees of Directors; and

(c)	an impression of the Seal.

15.5.

Where any original records referred to in this Regulation are maintained other than at the office of the provider of registered office of the Company, and the place at which the original records is changed, the Company shall provide the provider of registered office with the physical address of the new location of the records of the Company within 14 days of the change of location.

16.	REGISTER OF CHARGES

The Company shall maintain at the office of its provider of registered office a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

17.	SEAL

The Company shall have a Seal and may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one Director or the Secretary or officer of the Company or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

18.	DISTRIBUTIONS BY WAY OF DIVIDEND

18.1.

Subject to the Companies Act and the Memorandum and these Articles, the Directors may from time to time declare dividends (including interim dividends) and distributions on outstanding Shares of the Company and authorise payment of the same out of the funds of the Company lawfully available therefor and in accordance with the provisions of Sub-Regulation 18.2.

18.2	(a)	No dividends or other distributions shall be made or declared, whether in cash, in property, or in any other Shares of the Company, with respect to any other class or series of Shares of the Company, unless and until dividends have been paid in full on the Preferred Shares (on an as-converted basis) as provided in this Sub-Regulation 18.2.

(b)

Each holder of Series G Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, non-cumulative dividends per Series G Preferred Share (“Series G Preferred Dividends”) accrued at the rate of five percent (5%) per annum of the Series G Issue Price, prior and in preference to holders of the Ordinary Shares.

(c)

Each holder of Series F Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, non-cumulative dividends per Series F Preferred Share (“Series F Preferred Dividends”) accrued at the rate of five percent (5%) per annum of the Series F Issue Price, prior and in preference to holders of the Ordinary Shares.

(d)

Each holder of Series E Preferred Shares and Series E-3 Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, non-cumulative dividends per Series E Preferred Share and per Series E-3 Preferred Shares (“Series E Preferred Dividends”) accrued at the rate of five percent (5%) per annum of the follows: (i) the Series E-1 Issue Price in case of holder of Series E-1 Preferred Shares; (ii) the Series E-2 Issue Price in case of holder of Series E-2 Preferred Shares, and (iii) the Series E-3 Issue Price in case of holder of Series E-3 Preferred Shares, prior and in preference to holders of the Ordinary Shares.

(e)

Each holder of Series D-1 Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, non-cumulative dividends per Series D-1 Preferred Share (“Series D-1 Preferred Dividends”) accrued at the rate of five percent (5%) per annum of the Series D-1 Issue Price, prior and in preference to holders of the Ordinary Shares.

(f)

Each holder of Series D Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, non-cumulative dividends per Series D Preferred Share (“Series D Preferred Dividends”) accrued at the rate of five percent (5%) per annum of the Series D Issue Price, prior and in preference to holders of the Ordinary Shares.

(g)

Each holder of Series B Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, non-cumulative dividends per Series B Preferred Share (“Series B Preferred Dividends”) accrued at the rate of five percent (5%) per annum of the follows: (i) the Series B Issue Price with respect to Series B Preferred Shares held by 5Y; and (ii) the Series B Preferred Right Price with respect to the Series B Preferred Shares held by Ferry Venture, per annum, prior and in preference to holders of the Ordinary Shares.

(h)

Each holder of Series A Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, non-cumulative dividends per Series A Preferred Share (“Series A Preferred Dividends”) accrued at the rate of five percent (5%) per annum of the follows: (i) the Series A-1 Preferred Right Price in case of holder of Series A-1 Preferred Shares; and (ii) the Series A-2 Issue Price in case of holder of Series A-2 Preferred Shares, per annum, prior and in preference to holders of the Ordinary Shares.

(i)

Series G Preferred Dividend, Series F Preferred Dividends, Series E Preferred Dividends, Series D-1 Preferred Dividends, Series D Preferred Dividends, Series B Preferred Dividends and Series A Preferred Dividends shall rank pari passu. In the event the Company does not have sufficient funds for the payment of Series G Preferred Dividend, Series F Preferred Dividends, Series E Preferred Dividends, Series D-1 Preferred Dividends, Series D Preferred Dividends, Series B Preferred Dividends and Series A Preferred Dividends in accordance with Sub-Regulations 18.2(b), (c),(d), (e), (f), (g) and (h), each Preferred Holder shall be entitled to a proportionate share of such funds available for dividends to the Preferred Holders as though they were holders of the number of Ordinary Shares into which their Preferred Shares are convertible under these Articles as of the record date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution.

18.3

Subject to other provisions of the Memorandum and these Articles, the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

18.4	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the Share Premium Account or as otherwise permitted by the Companies Act.

18.5

Subject to the special rights of certain class or classes or series of Shares as to dividends or distributions, if dividends or distributions are to be declared on a class or series of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class or series outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a Share in advance of calls shall be treated for the purpose of this Article as paid on the share.

18.6	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company.

18.7

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up Shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members on the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

18.8

Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

18.9.	Dividends may be paid in money, Shares, or other property.

18.10.

Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Sub-Regulation 20.1 and all dividends unclaimed for three (3) years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

18.11.	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

19.	ACCOUNTS AND AUDIT

19.1.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept with respect to the matters aforesaid if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

19.2.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

19.3.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and subject to Clause 8.2 of the Memorandum, no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Companies Act or these Articles or the Shareholders Agreement or authorised by the Directors or by the Company in general meeting.

19.4.

Subject to Sub-Regulation 10.2.A, the Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

19.5.

The Directors may before the first annual general meeting, appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an Ordinary Resolution in general meeting in which case the Members at that meeting may appoint Auditors. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

19.6.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

19.7

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

20.	NOTICES

20.1.

Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the Register of Members.

20.2.

Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the provider of registered office of the Company.

20.3.

Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the provider of registered office of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the provider of registered office of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

21.	LEGEND

21.1	The certificates evidencing the Ordinary Shares shall bear, in addition to any other legend required under the applicable laws, the following legends:

(a)

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE BOARD OF DIRECTORS OF THE COMPANY”;

(b)	any legend set forth in, or required by, the other transaction agreements; and

(c)	any legend required by the Blue Sky Laws of any state of the United States to the extent such Laws are applicable to the Shares represented by the certificate so legended.

21.2	The Register of Members shall bear, in addition to any other legend required under the applicable laws, the following legends:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE ORDINARY SHARES IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT AND A SHARE RESTRICTION AGREEMENT, AS AMENDED, COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE BOARD OF DIRECTORS OF THE COMPANY”.

22.	VOLUNTARY LIQUIDATION

Subject to the Companies Act and other provisions of the Memorandum and these Articles, the Company may by Special Resolution appoint a voluntary liquidator.

23.	CONTINUATION

Subject to the Companies Act and other provisions of the Memorandum and these Articles, the Company may by Special Resolution continue as a company incorporated under the laws of a jurisdiction outside the Cayman Islands in the manner provided under those laws.

24.	SCHEDULE A

Schedule A attached to these Articles shall constitute an integral part of these Articles and, in case of any discrepancy, contradiction or inconsistency between these Articles or the Memorandum and Schedule A, the terms of Schedule A shall be the prevailing terms upon the subject matters.

25.	FINANCIAL YEAR

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

26.	DEFINITIONS AND INTERPRETATION

In the Memorandum of Association and these Articles of Association Table A in the First Schedule to the Statue does not apply, and unless there is something inconsistent with there with the subject or context:

“268V Sellers” means Morningside China TMT Fund II, L.P., Matrix Partners China II Hong Kong Limited, Tenzing Holdings 2011 Ltd. Cornerstone (HK) Investment Limited, Hina Group Fund II, LP, Hina Hongtao Investments Limited, Renren CHYP Holdings Inc. and BRIGHT GAIN GROUP LIMITED, and each of the 268V Seller’s successors and permitted assigns.

“Additional Ordinary Shares” has the meaning set forth in Section 2A(a)(iii) of Schedule A.

“Affiliates” of a given Person, means, (i) in the case where such given Person is not a natural person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such given Person, or (ii) in the case where such given Person is a natural person, (A) a Relative of such given Person, or (B) any other Person that is Controlled by such given Person and his Relatives, whether individually or collectively. Without limiting the generality of the foregoing, in the case of each holder of the Preferred Shares, the term “Affiliate” also includes (w) any shareholder of such holder, (x) any of such shareholder’s or such holder’s general partners or limited partners, (y) the fund manager managing or advising such shareholder or such holder (and general partners, limited partners and officers thereof) and other funds managed or advised by such fund manager, and (z) trusts controlled by or for the benefit of any such Person referred to in (x), (y) or (z), but excludes, for the avoidance of doubt, any portfolio companies of such holder of the Preferred Shares and portfolio companies of any affiliated investment fund or investment vehicle of such holder. For the avoidance of doubt, unless the context requires otherwise, Affiliates of a Group Company shall not include any holder of the Preferred Shares.

“API” means the API (Hong Kong) Investment Limited, a limited liability company incorporated under the Hong Kong laws, and its successors and permitted assigns.

“API Director” shall have the meaning set forth in Regulation 8.1(a)(iv).

“Associate” of a given Person, means (i) a corporation or organization of which such given Person is an officer or partner or is, directly or indirectly, the beneficial owner of five percent (5%) or more of any class of outstanding Equity Securities (on a fully diluted and as converted basis) or voting power, (ii) any trust or other estate in which such given Person has a substantial beneficial interest or as to which such given Person serves as trustee or in a similar capacity, or (iii) any Relative of such given Person.

“Articles” means these Articles of Association of the Company, as amended.

“Auditors” means the auditors of the Company from time to time.

“Board” or “Board of Directors” means the board of directors of the Company.

“Board Committee” has the meaning set forth in Regulation 11.7.

“Business” means business of providing software solutions and services to used-car dealers, automobile dealers, publishing or acting as an agent to publish used-cars or new vehicles advertisements, used-cars brokerage, appraisal and assessment of used-cars, acting as an agent for lending business, and such other businesses as currently conducted by the PRC Group Companies.

“Business Day” means a day (other than a Saturday or a Sunday) that the banks in the Cayman Islands, Hong Kong, Singapore or the PRC are generally open for business.

“BVI Subsidiaries” means “BVI Subsidiary 1”, “BVI Subsidiary 2” and “BVI Subsidiary 3”.

“BVI Subsidiary 1” means SOUCHE GROUP LIMITED, a British Virgin Islands business company incorporated under the laws of British Virgin Islands.

“BVI Subsidiary 2” means DASOUCHE GROUP LIMITED, a British Virgin Islands business company incorporated under the laws of British Virgin Islands.

“BVI Subsidiary 3” means CHECHE GROUP LIMITED, a British Virgin Islands business company incorporated under the laws of British Virgin Islands.

“Chairman” has the meaning specified in Regulation 7.11.

“Chairman of the Board” has the meaning specified in Regulation 8.1(a).

“Change of Control Event” means, any event, transaction or action that would result in a Person (other than the Founders and their Affiliates), together with its Affiliates, directly or indirectly Controlling (as defined below) the Company.

“CMBI” means CMBI PRIVATE EQUITY SERIES SPC (ON BEHALF OF AND FOR THE ACCOUNT OF CONSUMER FINANCE FUND I SP).

“Control”of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contractual arrangement or otherwise, including the possession, directly or indirectly, of the power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or of more than fifty percent (50%) of the outstanding share capital of such Person or the power to control the composition of the board of directors or similar governing body of such Person; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“Conversion Price” means, (i) with respect to the Series A Preferred Shares, the Series A Conversion Price, (ii) with respect to the Series B Preferred Shares, the Series B Conversion Price, (iii) with respect to the Series D Preferred Shares, the Series D Conversion Price, (iv) with respect to the Series D-1 Preferred Shares, the Series D-1 Conversion Price., (v) with respect to the Series E Preferred Shares, the Series E Conversion Price (vi) with respect to the Series E-3 Preferred Shares, the Series E-3 Conversion Price, (vii) with respect to the Series F Preferred Shares, the Series F Conversion Price and (viii) with respect to the Series G Preferred Shares, the Series G Conversion Price.

“Convertible Securities” has the meaning set forth in Section 2A(a)(ii) of Schedule A.

“Conversion Shares” means the Ordinary Shares issued or issuable upon conversion of any Preferred Shares and the ODI Investor Warrant Shares (if applicable) (with each of such Conversion Shares being referred to as a “Conversion Share”).

“Company” means the above named company.

“Companies Act” or “Statue” means the Companies Act of the Cayman Islands, as revised from time to time.

“Cygnus Fund” means CYGNUS EQUITY SPORT I, L.P., CYGNUS EQUITY SPORT II, L.P. and Cygnus Equity Fund IV, L.P.

“Directors” means the directors for the time being of the Company.

“Distribution” in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend.

“Drag Along Shareholders” has the meaning set forth in Section 4(a) of Schedule A.

“Drag Along Purchaser” has the meaning set forth in Section 4(a) of Schedule A.

“Drag Along Transaction” has the meaning set forth in Section 4(a) of Schedule A.

“Drag Along Notice” has the meaning set forth in Section 4(a) of Schedule A.

“Eligible Person” means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons.

“ESOP” means such share option plans, share incentive scheme or other schemes and agreements of similar nature approved by the Board of Directors or the compensation committee of the Board of Directors (as the case may be) pursuant to which Shares or options for Shares are issued or granted to the Directors, the officers, employees, consultants and/or other service providers of the Group Companies.

“Equity Securities” means, with respect to a given person, any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of such person, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to such person, or any contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“Ferry Venture” means Ferry Venture WX I Holding Co., Ltd.

“Founders” means Yao Junhong and Zhang Liyu.

“fully-diluted and as-converted basis” means, in relation to an allotment, issuance or grant of shares or options, warrants, rights or other securities of the Company in question (the “issuance”), on the assumption that the prevailing issued share capital would comprise (a) all shares that all outstanding options, warrants (including but not limited to the ODI Investor Warrants and Yunyang Warrants), rights and other securities of the Company would be converted into had all such options, warrants, rights and securities been duly exercised, and (b) all shares of the Company after the issuance, including without limitation all Ordinary Shares and all series of Preferred Shares and, if such Preferred Shares are convertible into Ordinary Shares, such number of Ordinary Shares that such Preferred Shares would be converted into at the then prevailing conversion rate.

“GAAP” means the accounting principles generally accepted in the PRC.

“Group Companies” means, collectively, the Company, the BVI Subsidiaries, the HK Subsidiaries and any Subsidiaries of the foregoing from time to time (with each of such Group Companies being referred to as a “Group Company”).

“HK Subsidiaries” means HK Subsidiary 1, HK Subsidiary 2 and HK Subsidiary 3.

“HK Subsidiary 1” means Souche New Limited, a limited liability company incorporated under the laws of Hong Kong.

“HK Subsidiary 2” means DASOUCHE LIMITED, a limited liability company incorporated under the laws of Hong Kong.

“HK Subsidiary 3” means CHECHE LIMITED, a limited liability company incorporated under the laws of Hong Kong.

“Holdercos” collectively means Binary Sky Limited and Dream Car Limited.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Independent Appraiser” has the meaning set forth in Section 3(b)(iv) of Schedule A.

“Information Rights” has the meaning set forth in the Shareholders Agreement, as amended from time to time.

“Inspection Rights” has the meaning set forth in the Shareholders Agreement, as amended from time to time.

“Interested Party” meansthe Founders, the Holdercos, Key Employees (as defined in the Series G Purchase Agreement), any Affiliate, any officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate or Associate of any of the foregoing.

“Investor Directors” has the meaning set forth in Sub-Regulation 8.1(a)(vi).

“Joint Redemption Election Period” has the meaning set forth in Section 3(b)(iii) of Schedule A.

“Joint Redemption Right” has the meaning set forth in Section 3(b)(iii) of Schedule A.

“Joint Redemption Right Notice” has the meaning set forth in Section 3(b)(iii) of Schedule A.

“Kaiming” means ClearVue DSC Holdings, Ltd.

“Liquidation Event” has the meaning set forth in Section 1(b) of Schedule A.

“Notification of FMV and Other Matters” has the meaning set forth in Section 3(b)(v) of Schedule A.

“Notification of Proposed Redemption Closing” has the meaning set forth in Section 3(b)(viii) of Schedule A.

“Notification of Redemption Notice” has the meaning set forth in Section 3(b)(ii) of Schedule A.

“Majority of Directors” means such number of Directors that equals to or more than the outcome of (x) the total number of the Directors on the Board at relevant time, minus (y) four (4).

“Member” means an Eligible Person who holds shares in the Company.

“Memorandum” means the Memorandum of Association of the Company, as amended.

“Mengyuan” means Mengyuan I Equity Investment L.P., a limited partnership organized under the Laws of the Cayman Islands and/or their successors and permitted assigns.

“5Y” means Morningside China TMT Fund II, L.P., Morningside China TMT Top Up Fund, L.P. and MSVC SPF I, L.P. and their successors and permitted assigns.

“Observers” has the meaning set forth in Sub-Regulation 8.1(c).

“ODI Investor Warrants” shall have the meaning set forth in Shareholders Agreement.

“ODI Investor Warrant Shares” shall have the meaning set forth in Shareholders Agreement.

“Options” has the meaning set forth in Section 2A(a)(i) of Schedule A.

“Ordinary Resolution” means, subject to the quorum requirement set forth in Regulation 7.8, a resolution passed by a simple majority of votes cast by such Members as, being entitled to do so, vote in person or, in the case of any Member being a corporation, by its duly authorised representative or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution by all Members being entitled to receive notice of and to attend and vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members, and the effective date of the resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed. Unless a poll is demanded by at least one Member, a declaration of the chairman of the meeting that the resolution has been carried shall be conclusive evidence of the fact, without proof of the number or proportion of votes recorded in favor of or against the same. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by these Articles.

“Ordinary Shareholder Directors” has the meaning set forth in Sub-Regulation 8.1(a)(i).

“Ordinary Shares” means the Ordinary Shares in the capital of the Company.

“Purchase Election Period” has the meaning set forth in Section 3(b)(vi) of Schedule A.

“Person” means any natural person, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or legal person.

“PRC” means the People’s Republic of China, for the purpose of the Memorandum and these Articles and the other Transaction Documents, excluding Hong Kong, Macau Special Administrative Region and Taiwan.

“PRC Group Companies” means all the Group Companies established in the PRC (with each of such PRC Group Companies being referred to as a “PRC Group Company”).

“Preferred Holders” means holders of any Preferred Shares (which, for the avoidance of doubt, shall include each Investor as defined in the Shareholders Agreement and its permitted transferee); and a “Preferred Holder” means any one of them.

“Preferred Shares” means Series A Preferred Shares, Series B Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series E Preferred Shares, Series E-3 Preferred Shares, Series F Preferred Shares, Series G Preferred Shares and any other series of preferred shares of the Company (with each of such Preferred Shares being referred to as a “Preferred Share”).

“Preferred Share Issue Prices” means, collectively, the Series A-1 Issue Price, the Series A-1 Preferred Right Price, the Series A-2 Issue Price, the Series B Issue Price, the Series B Preferred Right Price, the Series D Issue Price, the Series D-1 Issue Price, the Series E Issue Price, the Series E-3 Issue Price, the Series F Issue Price and the Series G Issue Price.

“Purchase Notice” has the meaning set forth in Section 3(b)(vi) of Schedule A.

“PV” means PV Milky Way Limited, a company organized under the Laws of the British Virgin Islands, PV GEARBOX II LIMITED, a company organized under the Laws of the British Virgin Islands and/or their successors and permitted assigns.

“Qualified Public Offering” means a fully underwritten public offering of the Shares or other Equity Securities of the Company on New York Stock Exchange, NASDAQ or the Stock Exchange of Hong Kong or other recognized regional or national securities exchanges as approved by the Board (including the affirmative votes of Super Majority of Directors) that has been registered under the applicable securities Laws with a pre-offering valuation of the Company of at least US$ 4,000,000,000 and gross proceeds to the Company in excess of US$ 400,000,000 or such a less market capitalization or gross proceeds as approved by the Board (including the affirmative votes of Super Majority of Directors), provided that such offering satisfies the foregoing market capitalization and gross proceeds requirements and is fully underwritten.

“Redemption Closing” has the meaning set forth in Section 3(c) of Schedule A.

“Redemption Notice” has the meaning set forth in Section 3(b)(i) of Schedule A.

“Redemption ROFR Right” has the meaning set forth in Section 3(b)(vi) of Schedule A.

“Redemption Start Date” means the second (2nd) anniversary of the Closing (as defined in the Series G Purchase Agreement).

“Redemption Price” means (i) with respect to Series A Preferred Shares, the Series A Redemption Price, (ii) with respect to Series B Preferred Shares, the Series B Redemption Price, (iii) with respect to Series D Preferred Shares, the Series D Redemption Price; (iv) with respect to Series D-1 Preferred Shares, the Series D-1 Redemption Price; (v) with respect to Series E-1 Preferred Shares, the Series E-1 Redemption Price; (vi) with respect to Series E-2 Preferred Shares, the Series E-2 Redemption Price; (vii) with respect to Series E-3 Preferred Shares, the Series E-3 Redemption Price, (viii) with respect to Series F Preferred Shares, the Series F Redemption Price, and (ix) with respect to Series G Preferred Shares, the Series G Redemption Price.

“Registrar” means the Registrar of Companies of the Cayman Islands.

“Register of Members” has the meaning specified in Sub-Regulation 2.5.

“Relevant Series” means the applicable series of Series A Preferred Shares, Series B Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series E-1 Preferred Shares, Series E-2 Preferred Shares, Series E-3 Preferred Shares, and Series F Preferred Shares.

“Relative” means, with respect to a natural person, (a) his spouse (a spouse for the purposes of this definition means a person cohabiting with him as a spouse, whether legally registered or not), (b) his (or his spouse’s) child, step-child, parent, step-parent, sibling, step-sibling, grandchildren, step-grandchildren, uncle, aunt, nephew or niece, whether natural or adopted, or (c) the spouse of any of the persons referred to in clause (b) above (with all of the persons set out in (a), (b) and (c) above being collectively referred to as the “Relatives”).

“Resolution of Directors” means either:

(a)

a resolution approved at a duly convened and constituted meeting of Directors of the Company or of a committee of Directors of the Company by the affirmative vote of a majority of the Directors present at the meeting who voted except that where a Director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by all Directors or by all members of a committee of Directors of the Company, as the case may be.

“Restructuring” has the meaning set forth in the Shareholders Agreement.

“Seal” means any seal which has been duly adopted as the common seal of the Company.

“Secretary” any person, firm or corporation appointed by the Board to perform any of the duties of secretary of the Company and includes any assistant, deputy, temporary or acting secretary.

“Senior Managers” means Vice Presidents and above positions of the Group Companies.

“Series A Conversion Price” means collectively Series A-1 Conversion Price and Series A-2 Conversion Price.

“Series A Original Issue Date” means with respect to a Series A Preferred Share, the Series A Original Issue Date as defined in the Souche MAA with respect to such corresponding Series A Preferred Share (as defined in the Souche MAA).

“Series A Preferred Amount” has the meaning set forth in Section 1(a)(x) of Schedule A.

“Series A Preferred Dividends” has the meaning set forth in Sub Regulation 18.2(h).

“Series A Preferred Shares” means collectively the Series A-1 Preferred Shares and the Series A-2 Preferred Shares.

“Series A Redemption Price” means Series A-1 Redemption Price and/or Series A-2 Redemption Price, as the case may be.

“Series A-1 Conversion Price” means the price at which Ordinary Shares shall be issuable upon conversion of the Series A-1 Preferred Shares.

“Series A-1 Issue Price” means US$0.0000827 per Series A-1 Preferred Share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series A-1 Preferred Shares.

“Series A-1 Preferred Amount” has the meaning set forth in Section 1(a)(ix) of Schedule A.

“Series A-1 Preferred Right Price” means US$0.0522305 per Series A-1 Preferred Share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series A-1 Preferred Shares.

“Series A-1 Preferred Shares” means the series A-1preferred shares in the capital of the Company, par value of US$0.0001 each, carrying the preferred rights and privileges as set out in the Memorandum and these Articles.

“Series A-1 Redemption Date” means such date as stated in the Redemption Notice on which the Series A-1 Preferred Shares are to be redeemed.

“Series A-1 Redemption Price” means the redemption price per Series A-1 Preferred Share calculated in accordance with the mathematical formula set forth in Section 3(a)(i) of Schedule A.

“Series A-2 Conversion Price” means the price at which Ordinary Shares shall be issuable upon conversion of the Series A-2 Preferred Shares.

“Series A-2 Issue Price” means US$0.0522305 per Series A-2 Preferred Share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series A-2 Preferred Shares.

“Series A-2 Preferred Amount” has the meaning set forth in Section 1(a)(viii) of Schedule A.

“Series A-2 Preferred Shares” means the series A-2 preferred shares in the capital of the Company, par value of US$0.0001 each, carrying the preferred rights and privileges as set out in the Memorandum and these Articles.

“Series A-2 Redemption Date” means such date as stated in the Redemption Notice on which the Series A-2 Preferred Shares are to be redeemed.

“Series A-2 Redemption Price” means the redemption price per Series A-2 Preferred Share calculated in accordance with the mathematical formula set forth in Section 3(a)(ii) of Schedule A.

“Series B Conversion Price” means the price at which Ordinary Shares shall be issuable upon conversion of the Series B Preferred Shares.

“Series B Original Issue Date” means with respect to a Series B Preferred Share, the Series B Original Issue Date as defined in the Souche MAA with respect to such corresponding Series B Preferred Share (as defined in the Souche MAA).

“Series B Issue Price” means US$0.1773916 per Series B Preferred Share with respect to the Series B Preferred Shares held by 5Y, and US$0.0000827 per Series B Preferred Share with respect to the Series B Preferred Shares held by Ferry Venture, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series B Preferred Shares.

“Series B Preferred Amount” has the meaning set forth in Section 1(a)(vii) of Schedule A.

“Series B Preferred Dividends” has the meaning set forth in Sub Regulation 18.2(g).

“Series B Preferred Right Price” means US$0.1773916 per Series B Preferred Share, with respect to the Series B Preferred Share held by Ferry Venture.

“Series B Preferred Shares” means the series B preferred shares in the capital of the Company, par value of US$0.0001 each, carrying the preferred rights and privileges as set out in the Memorandum and these Articles.

“Series B Redemption Date” means such date as stated in the Redemption Notice on which the Series B Preferred Shares are to be redeemed.

“Series B Redemption Events” means (i) any material adverse change in the regulatory environment that will cause the variable interest entity arrangements of the Group Companies invalid, illegal or unenforceable, or (ii) any material breach by the Company, the Founders and/or the Holdercos of the terms of the transaction documents with respect to the Series B Preferred Shares.

“Series B Redemption Price” means the redemption price per Series B Preferred Share calculated in accordance with the mathematical formula set forth in Section 3(a)(iii) of Schedule A.

“Series D Conversion Price” means the price at which the Ordinary Shares shall be issuable upon conversion of the Series D Preferred Shares.

“Series D Issue Price” means approximately US$0.4687783 per Series D Preferred Share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series D Preferred Shares.

“Series D Original Issue Date” means with respect to a Series D Preferred Share, the Series D Original Issue Date as defined in the Souche MAA with respect to such corresponding Series D Preferred Share (as defined in the Souche MAA).

“Series D Preferred Amount” has the meaning set forth in Section 1(a)(vi) of Schedule A.

“Series D Preferred Dividends” has the meaning set forth in Sub Regulation 18.2(f).

“Series D Preferred Shares” means the series D preferred shares in the capital of the Company, par value of US$0.0001 each, carrying the preferred rights and privileges as set out in the Memorandum and these Articles, including the Series D Warrant Shares (assuming the full exercise of the Series D Warrants). For clarity, the Series D Preferred Shares on an as-converted basis shall include the Ordinary Shares as converted from the Series D Warrant Shares (assuming the full exercise of the Series D Warrants).

“Series D Redemption Date” means such date as stated in the Redemption Notice on which the Series D Preferred Shares are to be redeemed.

“Series D Redemption Event” means (i) any material adverse change in the regulatory environment that will cause the variable interest entity arrangements of the Group Companies invalid, illegal or unenforceable, or (ii) any material breach by the Company, the Founders and/or the Holdercos of the terms of the transaction documents with respect to the Series D Preferred Shares.

“Series D Redemption Price” means the redemption price per Series D Preferred Share calculated in accordance with the mathematical formula set forth in Section 3(a)(iv) of Schedule A.

“Series D Warrants” has the meaning set forth in the Shareholders Agreement.

“Series D Warrant Shares” means the Series D Preferred Shares that the holders of the Series D Warrants shall be entitled to purchase under the Series D Warrants.

“Series D-1 Conversion Price” means the price at which Ordinary Shares shall be issuable upon conversion of the Series D-1 Preferred Shares.

“Series D-1 Issue Price” means approximately US$0.7499626 per Series D-1 Preferred Share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series D-1 Preferred Shares.

“Series D-1 Original Issue Date” means with respect to a Series D-1 Preferred Share, the Series D-1 Original Issue Date as defined in the Souche MAA with respect to such corresponding Series D-1 Preferred Share (as defined in the Souche MAA).

“Series D-1 Preferred Amount” has the meaning set forth in Section 1(a)(v) of Schedule A.

“Series D-1 Preferred Dividends” has the meaning set forth in Sub Regulation 18.2(e).

“Series D-1 Preferred Shares” means the series D-1 preferred shares in the capital of the Company, par value of US$0.0001 each, carrying the preferred rights and privileges as set out in the Memorandum and these Articles.

“Series D-1 Redemption Date” means such date as stated in the Redemption Notice on which the Series D-1 Preferred Shares are to be redeemed.

“Series D-1 Redemption Events” means (i) any material adverse change in the regulatory environment that will cause the variable interest entity arrangements of the Group Companies invalid, illegal or unenforceable, or (ii) any material breach by the Company, the Founders and/or the Holdercos of the terms of the Transaction Documents.

“Series D-1 Redemption Price” means the redemption price per Series D-1 Preferred Share calculated in accordance with the mathematical formula set forth in Section 3(a)(v) of Schedule A.

“Series E Conversion Price” means collectively Series E-1 Conversion Price and Series E-2 Conversion Price.

“Series E Issue Price” means collectively Series E-1 Issue Price in case of Series E-1 Preferred Share and Series E-2 Issue Price in case of Series E-2 Preferred Share.

“Series E Original Issue Date” means with respect to a Series E Preferred Share, the Series E Original Issue Date as defined in the Souche MAA with respect to such corresponding Series E Preferred Share (as defined in the Souche MAA).

“Series E Preferred Amount” has the meaning set forth in Section 1(a)(iv) of Schedule A.

“Series E Preferred Dividends” has the meaning set forth in Sub Regulation 18.2(d).

“Series E Preferred Shares” means collectively the Series E-1 Preferred Shares and the Series E-2 Preferred Shares.

“Series E Purchase Agreement” means the Series E Preferred Share Purchase Agreement by and among the Group Companies, Alibaba Investment Limited and certain other parties dated as of October 19, 2017.

“Series E Redemption Date” means such date as stated in the Redemption Notice on which the Series E Preferred Shares are to be redeemed.

“Series E Redemption Event” means (i) any material adverse change in the regulatory environment that will cause the variable interest entity arrangements of the Group Companies invalid, illegal or unenforceable, or (ii) any material breach by the Company, the Founders and/or the Holdercos of the terms of the transaction documents with respect to the Series E Preferred Shares (which, for the avoidance of doubt, shall include the Business Cooperation Agreement (as defined in the Series E Purchase Agreement)).

“Series E Redemption Price” means the redemption price per Series E Preferred Share calculated in accordance with the mathematical formula set forth in Section 3(a)(vi).

“Series E-1 Conversion Price” means the price at which Ordinary Shares shall be issuable upon conversion of the Series E-1 Preferred Shares.

“Series E-1 Issue Price” means approximately US$0.8676118 per Series E-1 Preferred Share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series E-1 Preferred Shares.

“Series E-1 Preferred Shares” means the series E-1 preferred shares in the capital of the Company, par value of US$0.0001 each, carrying the preferred rights and privileges as set out in the Memorandum and these Articles.

“Series E-2 Conversion Price” means the price at which Ordinary Shares shall be issuable upon conversion of the Series E-2 Preferred Shares.

“Series E-2 Issue Price” means approximately US$1.0990577 per Series E-2 Preferred Share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series E-2 Preferred Shares.

“Series E-2 Preferred Shares” means the series E-2 preferred shares in the capital of the Company, par value of US$0.0001 each, carrying the preferred rights and privileges as set out in the Memorandum and these Articles.

“Series E-3 Original Issue Date” means with respect to a Series E-3 Preferred Share, the Series E-3 Original Issue Date as defined in the Souche MAA with respect to such corresponding Series E-3 Preferred Share (as defined in the Souche MAA).

“Series E-3 Preferred Amount” has the meaning set forth in Section 1(a)(iii) of Schedule A.

“Series E-3 Conversion Price” means the price at which Ordinary Shares shall be issuable upon conversion of the Series E-3 Preferred Shares.

“Series E-3 Redemption Date” means such date as stated in the Redemption Notice on which the Series E-3 Preferred Shares are to be redeemed.

“Series E-3 Redemption Event” means (i) any material adverse change in the regulatory environment that will cause the variable interest entity arrangements of the Group Companies invalid, illegal or unenforceable, or (ii) any material breach by the Company, the Founders and/or the Holdercos of the terms of the transaction documents with respect to the Series E-3 Preferred Shares.

“Series E-3 Redemption Price” means the redemption price per Series E-3 Preferred Share calculated in accordance with the mathematical formula set forth in Section 3(a)(vii).

“Series E-3 Issue Price” means approximately US$1.9182903 per Series E-3 Preferred Share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series E-3 Preferred Shares.

“Series E-3 Preferred Shares” means the series E-3 preferred shares in the capital of the Company, par value of US$0.0001 each, carrying the preferred rights and privileges as set out in the Memorandum and these Articles.

“Series F Original Issue Date” means with respect to a Series F Preferred Share, the Series F Original Issue Date as defined in the Souche MAA with respect to such corresponding Series F Preferred Share (as defined in the Souche MAA).

“Series F Preferred Amount” has the meaning set forth in Section 1(a)(ii) of Schedule A.

“Series F Conversion Price” means the price at which Ordinary Shares shall be issuable upon conversion of the Series F Preferred Shares.

“Series F Preferred Dividends” has the meaning set forth in Sub Regulation 18.2(c).

“Series F Purchase Agreement” means the Series F Preferred Shares Purchase Agreement by and among Souche Holdings Ltd, AMG Global M&A Investment Fund SPC FOR AND ON ACCOUNT OF GREAT CHINA TMT OPPORTUNITIES INVESTMENT FUND SP (formerly known as ICBC GLOBAL M&A INVESTMENT FUND SPC FOR AND ON ACCOUNT OF GREAT CHINA TMT OPPORTUNITIES INVESTMENT FUND SP) and certain other parties dated as of September 20, 2018.

“Series F Redemption Date” means such date as stated in the Redemption Notice on which the Series F Preferred Shares are to be redeemed.

“Series F Redemption Event” means (i) any material adverse change in the regulatory environment that will cause the variable interest entity arrangements of the Group Companies invalid, illegal or unenforceable, or (ii) any material breach by the Company, the Founders and/or the Holdercos of the terms of the transaction documents with respect to the Series F Preferred Shares.

“Series F Redemption Price” means the redemption price per Series F Preferred Share calculated in accordance with the mathematical formula set forth in Section 3(a)(viii).

“Series F Issue Price” means approximately US$2.3978629 per Series F Preferred Share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series F Preferred Shares.

“Series F Preferred Shares” means the series F preferred shares in the capital of the Company, par value of US$0.0001 each, carrying the preferred rights and privileges as set out in the Memorandum and these Articles.

“Series G Majority Holders” means the holder(s) of at least one-half (1/2) of the outstanding Series G Preferred Shares.

“Series G Original Issue Date” means the date of the first sale and issuance of Series G Preferred Shares.

“Series G Preferred Amount” has the meaning set forth in Section 1(a)(i) of Schedule A.

“Series G Conversion Price” means the price at which Ordinary Shares shall be issuable upon conversion of the Series G Preferred Shares.

“Series G Preferred Dividends” has the meaning set forth in Sub Regulation 18.2(b).

“Series G Purchase Agreement” means the Series G Preferred Shares Purchase Agreement by and among CTZC Limited, the Company and certain other parties therein dated as of April 4, 2023.

“Series G Redemption Date” means such date as stated in the Redemption Notice on which the Series G Preferred Shares are to be redeemed.

“Series G Redemption Event” means (i) any material adverse change in the regulatory environment that will cause the variable interest entity arrangements of the Group Companies invalid, illegal or unenforceable, (ii) any material breach by the Company, the Founders and/or the Holdercos of the terms of the transaction documents with respect to the Series G Preferred Shares, (iii) the Company fails to submit the application for the cybersecurity review to the Cybersecurity Review Office of the PRC (if applicable) on or prior to December 31, 2023, or (iv) the Company fails to consummate the initial public offering on or prior to December 31, 2024.

“Series G Redemption Price” means the redemption price per Series G Preferred Share calculated in accordance with the mathematical formula set forth in Section 3(a)(ix).

“Series G Issue Price” means approximately RMB12.28 per Series G Preferred Share, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series G Preferred Shares.

“Series G Preferred Shares” means the series G preferred shares in the capital of the Company, par value of US$0.0001 each, carrying the preferred rights and privileges as set out in the Memorandum and these Articles.

“Shares” means Ordinary Shares and/or Preferred Shares.

“Shareholders” means the holders of any Share (with each of such Shareholders being referred to as a “Shareholder”).

“Shareholders Agreement” means the Amended and Restated Shareholders Agreement dated as of August 21, 2023 by and among the Holdercos, the Founders and the then shareholders of the Company as listed therein, as amended from time to time.

“Share Premium Account” means the account of the Company to maintain, to which all premiums over nominal or par value received by the Company in respect of issues of Shares from time to time are credited.

“Special Resolution” means, subject to the quorum requirement set forth in Regulation 7.8, a Members’ resolution expressed to be a special resolution (i) passed by a majority of not less than two-thirds (2/3) of votes cast by such Members as, being entitled to do so, vote in person or, in the case of any Member being a corporation, by its duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or (ii) approved in writing by all of the Members entitled to receive notice of and to attend and vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members, and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed. Unless a poll is demanded by at least one Member, a declaration of the chairman of the meeting that the resolution has been carried shall be conclusive evidence of the fact, without proof of the number or proportion of votes recorded in favor of or against the same. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by these Articles.

“Subsidiary” means, with respect to any given Person (the “subject entity”), any other Person that is Controlled directly or indirectly by such subject entity, including but not limited through the ownership of more than fifty percent (50%) of the issued and outstanding authorised capital, share capital, voting interests or registered capital, through contractual arrangements or by consolidating the financial statements of such Person into that of the subject entity in accordance with the GAAP (with reconciliations to IFRS) or IFRS (in each case applied on a consistent basis).

“Super Majority of Directors” means such number of Directors that equals to or more than the outcome of (x) the total number of the Directors on the Board at relevant time, minus (y) one (1).

“Souche” means Souche Holdings Ltd.

“Transaction Documents” shall have the meaning set forth in the Shareholders Agreement, each such document as may be amended from time to time.

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.

“US” or “U.S.” means the United States of America.

“U.S. Dollars” or “US$” means the official currency of the United States of America.

“VMS” means Savvy Swift Limited, and its successors and permitted assigns.

“Weimarer” means Weimarer Limited, a company incorporated under the laws of British Virgin Islands, and its successors and permitted assigns.

“Weimarer Director” shall have the meaning set forth in Regulation 8.1(a)(vi).

“WP” means Crystal Gem Holdings Limited, and its successors and permitted assigns.

“WP Director” shall have the meaning set forth in Regulation 8.1(a)(v).

“Written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

“Yunyang Warrants” shall have the meaning set forth in Shareholders Agreement.

Notwithstanding anything to the contrary in this Memorandum and Articles, for the purpose of the interpretation of this Memorandum and Articles and the rights and obligations of each shareholder hereunder, the Shares issuable under the ODI Investor Warrants shall be deemed as issued and outstanding, and each of the holders of the ODI Investor Warrants shall be deemed as a shareholder, a Member, an Investor and a holder holding the applicable Ordinary Shares or series of Preferred Shares contemplated by the documentation evidencing such ODI Investor Warrants.

SCHEDULE A

RIGHTS AND PREFERENCES OF PREFERRED SHARES

1.	Liquidation Preference

Subject to Section 1(d) and Section 5 of Schedule A, in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, distributions to the Members of the Company shall be made in the following manner (after satisfaction of all creditors’ claims and claims that may be preferred by Companies Act):

(a)	(i)	120% of the Series G Issue Price plus all accrued but unpaid and declared but unpaid dividends thereon (the “Series G Preferred Amount”) shall be first distributed to the holder of each Series G Preferred Share, prior and in preference to any distribution to the holders of the Series F Preferred Shares, the Series E-3 Preferred Shares, the Series E Preferred Shares, the Series D-1 Preferred Shares, the Series D Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares of the Company, and, if insufficient Series G Preferred Amount for a distribution among the holders of Series G Preferred Shares, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed ratably among the holders of the Series G Preferred Shares in proportion to the full Series G Preferred Amount that each such holder is otherwise entitled to receive.
	(ii)	If there are any assets or funds remaining after the Series G Preferred Amount has been distributed or paid in full to the holders of the Series G Preferred Shares pursuant to Section 1(a)(i) above, 120% of the Series F Issue Price plus all accrued but unpaid and declared but unpaid dividends thereon (the “Series F Preferred Amount”) shall be first distributed to the holder of each Series F Preferred Share, prior and in preference to any distribution to the holders of the Series E-3 Preferred Shares, the Series E Preferred Shares, the Series D-1 Preferred Shares, the Series D Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares of the Company, and, if insufficient Series F Preferred Amount for a distribution among the holders of Series F Preferred Shares, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed ratably among the holders of the Series F Preferred Shares in proportion to the full Series F Preferred Amount that each such holder is otherwise entitled to receive.
	(iii)	If there are any assets or funds remaining after the Series F Preferred Amount has been distributed or paid in full to the holders of the Series F Preferred Shares pursuant to Section 1(a)(ii) above, 120% of the Series E-3 Issue Price plus all accrued but unpaid and declared but unpaid dividends thereon (the “Series E-3 Preferred Amount”) shall be first distributed to the holder of each Series E-3 Preferred Share, prior and in preference to any distribution to the holders of the Series E Preferred Shares, Series D-1 Preferred Shares, the Series D Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares of the Company, and, if insufficient Series E-3 Preferred Amount for a distribution among the holders of Series E-3 Preferred Shares, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed ratably among the holders of the Series E-3 Preferred Shares in proportion to the full Series E-3 Preferred Amount that each such holder is otherwise entitled to receive.
	(iv)	If there are any assets or funds remaining after the Series E-3 Preferred Amount has been distributed or paid in full to the holders of the Series E-3 Preferred Shares pursuant to Section 1(a)(iii) above, 120% of the Series E Issue Price plus all accrued but unpaid and declared but unpaid dividends thereon (the “Series E Preferred Amount”) shall be first distributed to the holder of each Series E Preferred Share prior and in preference to any distribution to the holders of the Series D-1 Preferred Shares, the Series D Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares of the Company, and, if insufficient Series E Preferred Amount for a distribution among the holders of Series E Preferred Shares, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed ratably among the holders of the Series E Preferred Shares in proportion to the full Series E Preferred Amount that each such holder is otherwise entitled to receive.

(v)

If there are any assets or funds remaining after the Series E Preferred Amount has been distributed or paid in full to the holders of the Series E Preferred Shares pursuant to Section 1(a)(iv) above, then 120% of the Series D-1 Issue Price plus all accrued and declared but unpaid dividends thereon (the “Series D-1 Preferred Amount”) shall be first distributed to the holder of each Series D-1 Preferred Share prior and in preference to any distribution to the holders of the Series D Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares of the Company, and, if insufficient Series D-1 Preferred Amount for a distribution among the holders of Series D-1 Preferred Shares, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed ratably among the holders of the Series D-1 Preferred Shares in proportion to the full Series D-1 Preferred Amount that each such holder is otherwise entitled to receive.

(vi)

If there are any assets or funds remaining after the Series D-1 Preferred Amount has been distributed or paid in full to the holders of the Series D-1 Preferred Shares pursuant to Section 1(a)(v) above, then 120% of the Series D Issue Price plus all declared but unpaid dividends thereon (the “Series D Preferred Amount”) shall be first distributed to the holder of each Series D Preferred Share prior and in preference to any distribution to the holders of the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares of the Company, and, if insufficient Series D Preferred Amount for a distribution among the holders of the Series D Preferred Shares, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed ratably among the holders of the Series D Preferred Shares in proportion to the full Series D Preferred Amount that each such holder is otherwise entitled to receive.

(vii)

If there are any assets or funds remaining after the Series D Preferred Amount has been distributed or paid in full to the holders of the Series D Preferred Shares pursuant to Section 1(a)(vi) above, then 120% of the Series B Issue Price with respect to all of the Series B Preferred Shares held by 5Y and the Series B Preferred Right Price with respect to all of the Series B Preferred Shares held by Ferry Venture plus all declared but unpaid dividends thereon (the “Series B Preferred Amount”) shall be first distributed to the holder of each Series B Preferred Share prior and in preference to any distribution to the holders of Series A Preferred Shares and Ordinary Shares of the Company, and, if insufficient Series B Preferred Amount for a distribution among the holders of Series B Preferred Shares, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed ratably among the holders of Series B Preferred Shares in proportion to the full Series B Preferred Amount that each such holder is otherwise entitled to receive.

(viii)

If there are any assets or funds remaining after the Series B Preferred Amount has been distributed or paid in full to the holders of Series B Preferred Shares pursuant to Section 1(a)(vii) above, then 120% of the Series A-1 Preferred Right Price for all of the Series A-1 Preferred Shares plus all declared but unpaid dividends thereon (the “Series A-1 Preferred Amount”) and 120% of the Series A-2 Issue Price for the Series A-2 Preferred Shares plus all declared but unpaid dividends thereon (the “Series A-2 Preferred Amount”, together with the Series A-1 Preferred Amount, the “Series A Preferred Amount”) shall be first distributed to the holder of each Series A Preferred Share prior and in preference to any distribution to the holders of Ordinary Shares of the Company, and, if insufficient Series A Preferred Amount for a distribution among the holders of Series A Preferred Shares, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed ratably among the holders of Series A Preferred Shares in proportion to the full Series A Preferred Amount that each such holder is otherwise entitled to receive.

(ix)

After setting aside or paying in full the Series G Preferred Amount, Series F Preferred Amount, Series E-3 Preferred Amount, Series E Preferred Amount, Series D-1 Preferred Amount, the Series D Preferred Amount, the Series B Preferred Amount and the Series A Preferred Amount due pursuant to Section 1(a)(i),(ii), (iii), (iv), (v), (vi), (vii) and (viii) above, the remaining assets of the Company available for distribution to Members, if any, shall be distributed to the holders of Ordinary Shares and Preferred Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-converted basis.

(x)

Notwithstanding any other provision of this Section 1, and subject to any other applicable provisions of the Memorandum and the Articles, the Company may at any time, out of funds legally available therefor, repurchase Shares issued to or held by employees or officers of any Group Company or its Subsidiaries upon termination of their employment or services pursuant to the ESOP or any other agreement approved by the Directors and providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared and funds set aside therefor and such repurchases shall not be subject to the Series G Preferred Amount, Series F Preferred Amount, Series E-3 Preferred Amount, Series E Preferred Amount, Series D-1 Preferred Amount, the Series D Preferred Amount, the Series B Preferred Amount and the Series A Preferred Amount.

(b)

Unless waived in writing by holders of all of the then-outstanding Preferred Shares, (i) a consolidation, merger, amalgamation or other business combination of any Group Company with or into any other company or companies in which the existing members of such Group Company (as the case may be) do not retain a majority of the voting power in the surviving company or companies, (ii) a sale, transfer or licensing of any material intellectual property of any Group Company to any third party, or (iii) a sale, conveyance or disposition of all or substantially all of the assets of the Company, or all or substantially all of the assets of or equities in any other Group Company (a “Liquidation Event”), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 1.

(c)

In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of Preferred Shares and Ordinary Shares shall be determined in good faith by the Board. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in paragraphs (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board. Either (i) the holders of a majority of the outstanding Series A Preferred Shares,(ii) the holders of a majority of the outstanding Series B Preferred Shares, (iii) API, (iv) WP, (v) Weimarer or (vi) the holders of a majority of Series F Preferred Shares shall have the right to challenge any determination by the Directors of fair market value pursuant to this Section 1, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Directors and the challenging parties, the cost of such appraisal to be borne by the Company.

(d)

Notwithstanding anything to the contrary herein, with respect to any Relevant Series, if there are assets or funds remaining after the Preferred Amounts in respect of all of the Preferred Shares in such Relevant Series have been distributed or paid in full to their holders (and before any such assets or funds are distributed or paid in respect of the Ordinary Shares or any series of Preferred Shares ranking junior to such Relevant Series) (such other series of Preferred Shares and the Ordinary Shares, collectively, the “Junior Series”) pursuant to the applicable sub-section in Section 1(a) of this Schedule A, then, subject to the terms and conditions as set forth in this Section 1(d) of this Schedule A, each holder of such Relevant Series may, at its sole election, request the Company to (and upon such request the Company shall be obligated to) (such requesting holder, the “Liquidation Requesting Holder”), prior and in preference to any distribution or payment in respect of any Junior Series pursuant to the applicable sub-section in Section 1(a) of this Schedule A and promptly after the payment or distribution of the Preferred Amounts in respect of such Relevant Series in full: either (x) pay or distribute to such Liquidation Requesting Holder an additional amount equal to the aggregate Souche Preferred Amount (as defined below) with respect to all of the corresponding series of Preferred Shares (as defined in the Souche MAA) of Souche (bearing the same series designation as the Relevant Series) (the “Relevant Souche Series”) held by such Liquidation Requesting Holder (such aggregate Souche Preferred Amount, the “Requested Souche Preferred Amount”), or (y) contribute an amount equal to the Requested Souche Preferred Amount such Liquidation Requesting Holder is entitled to receive pursuant to the foregoing sub-clause (x) to Souche in a manner mutually agreed between such Liquidation Requesting Holder and the Company (which, in the absence of such agreement, shall take the form of the Company paying such amount to the Liquidation Requesting Holder first and the Liquidation Requesting Holder subsequently contributing such amount to Souche as additional paid-in capital without additional shares being issued in respect of such contribution or any additional adjustment in respect of the original issue price of relevant shares of Souche held by such Liquidation Requesting Holder), which amount shall be used by Souche solely for purposes of business operation and expansion. If the Liquidation Requesting Holder elects to proceed under the foregoing sub-clause (x), to the extent the Company has paid or distributed an additional amount equal to the corresponding Souche Preferred Amount (as defined below) in respect of any Preferred Share (as defined in the Souche MAA) in the Relevant Souche Series held by the Liquidation Requesting Holder in full (each of such Preferred Shares in the Relevant Souche Series, the “Liquidation Redeemed Souche Share”) pursuant to this Section 1(d) of this Schedule A, Souche shall be entitled to redeem such Liquidation Redeemed Souche Share held by the Liquidation Requesting Holder at par value. If the remaining assets or funds are insufficient to satisfy the requests of all Liquidation Requesting Holders of the Relevant Series pursuant to this Section 1(d) of this Schedule A, then the remaining assets and funds of the Company legally available for distribution shall be used to meet the requests of all Liquidation Requesting Holders of the Relevant Series ratably in proportion to their respective Requested Souche Preferred Amounts.

The Company shall provide written notice to each holder of Relevant Series no later than ten (10) Business Days in respect of any proposed distribution or payment pursuant to Section 1(a) of this Schedule A, and each holder of Relevant Series may, within five (5) Business Days of its receipt of such notice, notify the Company of its election whether to proceed under sub-clause (x) or sub-clause (y) of this Section 1(d) of this Schedule A; provided, however, that if any such holder does not have timely notified the Company of its election within such five (5) Business Day period, such holder shall be deemed to have irrevocably waived its rights under this Section 1(d) of this Schedule A. The holders of Junior Series hereby agree and acknowledge that payments, distributions or contributions pursuant to this Section 1(d) of this Schedule A at the election of the Liquidation Requesting Holder will correspondingly reduce the assets or funds otherwise available for distribution or payment to the holders of Junior Series hereunder.

Notwithstanding the foregoing, it is acknowledged that with respect to Series G Preferred Shares and any future series of Preferred Shares ranking senior to the Relevant Series hereunder (collectively, the “Future Senior Series”), the terms of the Future Senior Series shall reflect the principle that holder of such Future Senior Series shall be entitled to distributions hereunder disregarding the clauses of Section 1(d) of this Schedule A, and the remaining assets of the Company available for distribution pursuant to Section 1(a)(ix) shall be distributed to the holders of such Future Senior Series (but not the Relevant Series) on a basis as if none of the Liquidation Requesting Holders had made any request pursuant to this Section 1(d) of this Schedule A, subject to the terms and conditions of definitive documents relating to the Future Senior Series duly approved by the Board and the Shareholders in accordance with the Shareholders Agreement and these Articles.

2.	Conversion

The holders of the Preferred Shares have conversion rights as follows:

(a)	Optional Conversion.

(i)

Unless converted earlier pursuant to Section 2(b) below, each Series A-1 Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series A Original Issue Date into such number of fully paid and nonassessable Ordinary Shares as determined by dividing the Series A-1 Preferred Right Price by the Series A-1 Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The Series A-1 Conversion Price shall initially be equal to the Series A-1 Preferred Right Price per Ordinary Share. Such initial Series A-1 Conversion Price shall be subject to adjustment as hereinafter provided.

(ii)

Unless converted earlier pursuant to Section 2(b) below, each Series A-2 Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series A Original Issue Date into such number of fully paid and nonassessable Ordinary Shares as determined by dividing the Series A-2 Issue Price by the Series A-2 Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The Series A-2 Conversion Price shall initially be equal to the Series A-2 Issue Price per Ordinary Share. Such initial Series A-2 Conversion Price shall be subject to adjustment as hereinafter provided.

(iii)

Unless converted earlier pursuant to Section 2(b) below, each Series B Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series B Original Issue Date into such number of fully paid and nonassessable Ordinary Shares as determined by dividing the Series B Issue Price with respect to Series B Preferred Shares held by 5Y or the Series B Preferred Right Price with respect to the Series B Preferred Shares held by Ferry Venture by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The Series B Conversion Price shall initially be equal to the Series B Issue Price with respect to Series B Preferred Shares held by 5Y and the Series B Preferred Right Price with respect to the Series B Preferred Shares held by Ferry Venture per Ordinary Share. Such initial Series B Conversion Price shall be subject to adjustment as hereinafter provided.

(iv)

Unless converted earlier pursuant to Section 2(b) below, each Series D Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series D Original Issue Date into such number of fully paid and nonassessable Ordinary Shares as determined by dividing the Series D Issue Price by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The Series D Conversion Price shall initially be equal to the Series D Issue Price per Ordinary Share. Such initial Series D Conversion Price shall be subject to adjustment as hereinafter provided.

(v)

Unless converted earlier pursuant to Section 2(b) below, each Series D-1 Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series D-1 Original Issue Date into such number of fully paid and nonassessable Ordinary Shares as determined by dividing the Series D-1 Issue Price by the Series D-1 Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The Series D-1 Conversion Price shall initially be equal to the Series D-1 Issue Price per Ordinary Share. Such initial Series D-1 Conversion Price shall be subject to adjustment as hereinafter provided.

(vi)

Unless converted earlier pursuant to Section 2(b) below, each Series E Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series E Original Issue Date into such number of fully paid and nonassessable Ordinary Shares as determined by dividing the Series E Issue Price by the Series E Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The Series E Conversion Price shall initially be equal to the Series E Issue Price per Ordinary Share. Such initial Series E Conversion Price shall be subject to adjustment as hereinafter provided.

(vii)

Unless converted earlier pursuant to Section 2(b) below, each Series E-3 Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series E-3 Original Issue Date into such number of fully paid and nonassessable Ordinary Shares as determined by dividing the Series E-3 Issue Price by the Series E-3 Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The Series E-3 Conversion Price shall initially be equal to the Series E-3 Issue Price per Ordinary Share. Such initial Series E-3 Conversion Price shall be subject to adjustment as hereinafter provided.

(viii)

Unless converted earlier pursuant to Section 2(b) below, each Series F Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series F Original Issue Date into such number of fully paid and nonassessable Ordinary Shares as determined by dividing the Series F Issue Price by the Series F Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The Series F Conversion Price shall be US$2.3835064 per Series F Preferred Shares, resulting in a conversion ratio for the Series F Preferred Shares of 0.9940:1, and shall be subject to adjustment as hereinafter provided.

(ix)

Unless converted earlier pursuant to Section 2(b) below, each Series G Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series G Original Issue Date into such number of fully paid and nonassessable Ordinary Shares as determined by dividing the Series G Issue Price by the Series G Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The Series G Conversion Price shall initially be equal to the Series G Issue Price per Ordinary Share. Such initial Series G Conversion Price shall be subject to adjustment as hereinafter provided.

(b)	Automatic Conversion.

(i)

Each Series A Preferred Share shall automatically be converted into Ordinary Shares at the then effective Series A Conversion Price upon (A) the closing of a Qualified Public Offering; or (B) the approval of holders of a majority of the Series A Preferred Shares.

(ii)

Each Series B Preferred Share shall automatically be converted into Ordinary Shares at the then effective Series B Conversion Price upon (A) the closing of a Qualified Public Offering; or (B) the approval of holders of a majority of the Series B Preferred Shares.

(iii)	Each Series D Preferred Share shall automatically be converted into Ordinary Shares at the then effective Series D Conversion Price upon the closing of a Qualified Public Offering.

(iv)	Each Series D-1 Preferred Share shall automatically be converted into Ordinary Shares at the then effective Series D-1 Conversion Price upon the closing of a Qualified Public Offering.

(v)	Each Series E Preferred Share shall automatically be converted into Ordinary Shares at the then effective Series E Conversion Price upon the closing of a Qualified Public Offering.

(vi)	Each Series E-3 Preferred Share shall automatically be converted into Ordinary Shares at the then effective Series E-3 Conversion Price upon the closing of a Qualified Public Offering.

(vii)	Each Series F Preferred Share shall automatically be converted into Ordinary Shares at the then effective Series F Conversion Price upon the closing of a Qualified Public Offering.

(viii)	Each Series G Preferred Share shall automatically be converted into Ordinary Shares at the then effective Series G Conversion Price upon the closing of a Qualified Public Offering.

(ix)

In the event of the automatic conversion of the Preferred Shares pursuant to this Section 2(b), the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such transaction.

(c)

Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional Ordinary Shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(i)

Mechanics of Optional Conversion. In the event of an optional conversion pursuant to Section 2(a), before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall promptly issue and deliver at such office to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which the holder is entitled pursuant to this Section 2 and a cheque denominated in U.S. dollars payable to the holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Ordinary Shares. On the date of such surrender, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed and all rights with respect to the Preferred Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Ordinary Shares into which such Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date.

(ii)

Mechanics of Automatic Conversion. In the event of an automatic conversion pursuant to Section 2(b), all relevant holders of Preferred Shares to be automatically converted will be given at least ten (10) days prior written notice of the date fixed (which date shall in the case of a Qualified Public Offering be the latest practicable date immediately prior to the closing of a Qualified Public Offering) and the place designated for automatic conversion of all such Preferred Shares pursuant to Section 2(b). On or before the date fixed for conversion, each such holder of Preferred Shares shall surrender his or its certificate or certificates for all such Shares to the Company at the place designated in such notice, and the Company shall promptly issue and deliver at such place to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which such holder is entitled pursuant to Section 2(b) and a cheque denominated in U.S. dollars payable to the holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Ordinary Shares. On the date fixed for conversion, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed and all rights with respect to the Preferred Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Ordinary Shares into which such Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon. All certificates evidencing Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(iii)

Manner of Conversion. The Directors of the Company may effect such conversion in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(d)

Reservation of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorised but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorised but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorised but unissued Ordinary Shares to such number of Shares as shall be sufficient for such purposes.

2A	Adjustments to Conversion Price

(a)	Special Definitions. For purposes of this Section 2A, the following definitions shall apply:

(i)	“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)	“Convertible Securities” shall mean any evidences of indebtedness, Shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)

“Additional Ordinary Shares” shall mean all Ordinary Shares (including reissued Shares) issued (or, pursuant to Section 2A(c), deemed to be issued) by the Company after the Series G Original Issue Date, other than:

(A)	any Equity Securities issued pursuant to the Transaction Documents;

(B)

any Equity Securities issued upon the conversion, or exercise, of any Equity Securities that are outstanding as of the date hereof, including any Shares issued under the ODI Investor Warrants, any Ordinary Shares issued under the Yunyang Warrants and Ordinary Shares issued upon conversion of the Preferred Shares authorised herein;

(C)	as a dividend or distribution on Preferred Shares or any event for which adjustment is made pursuant to Section 2A(f) or Section 2A(g) hereof;

(D)

any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity as approved by the Board pursuant to the Transaction Documents;

(E)	any securities issued pursuant to a Qualified Public Offering;

(F)

any Ordinary Shares (and/or options or warrants therefor) issued to officers, Directors, employees and consultants of the Company pursuant to the ESOP approved by the Board as approved by the Board pursuant to the Transaction Documents; or

(G)	any Equity Securities issued for the consummation of the Restructuring.

(b)

No Adjustment of Conversion Price. No adjustment in any of the Conversion Price for the applicable Preferred Shares shall be made in respect of the issuance of Additional Ordinary Shares unless the issue price per share for an Additional Ordinary Share issued or deemed to be issued by the Company is less than the Conversion Price in effect for such series on the date of and immediately prior to such issue.

(c)

Deemed Issue of Additional Ordinary Shares. In the event the Company at any time or from time to time after the Series G Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of Shares entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to subsection (ii) of this Section 2A(c) below) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Ordinary Shares shall not be deemed to have been issued unless the issue price per share (determined pursuant to Section 2A(e) below) of such Additional Ordinary Shares would be less than any Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:

(i)

no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based on such Conversion Price, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price for the affected Preferred Shares computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based on such Conversion Price, shall, upon such expiration, be recomputed as if:

(A)

in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)

no readjustment pursuant to paragraph (ii) or (iii) above shall have the effect of increasing the Conversion Price of any relevant Preferred Shares to an amount which exceeds the lower of (A) such Conversion Price on the original adjustment date, or (B) such Conversion Price that would have resulted from any issuance of Additional Ordinary Shares between the original adjustment date and such readjustment date;

(v)

in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price with respect to any Preferred Shares shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in paragraph (iii) above.

(d)

Adjustment of Conversion Price Upon Issuance of Additional Ordinary Shares below the Conversion Price. In the event that after the Series G Original Issue Date the Company shall issue or be deemed to have issued Additional Ordinary Shares without consideration or for a consideration per share less than any Conversion Price in effect on the date of and immediately prior to such issue or deemed issue, then and in such event, the Conversion Price shall (except as otherwise provided in this Section 2) be reduced, concurrently with such issue or deemed issue, to a price (calculated to the nearest cent) determined as set forth below:

NCP = OCP * (OS + (NP/OCP))/(OS + NS)

WHERE:

NCP = the new Conversion Price,

OCP = the applicable Conversion Price in effect immediately before the issuance of the Additional Ordinary Shares,

OS = the total outstanding Ordinary Shares immediately before the issuance of the Additional Ordinary Shares plus the total Ordinary Shares issuable upon conversion of the outstanding Convertible Securities and exercise of outstanding Options,

NP = the total consideration received for the issuance or sale of the Additional Ordinary Shares, and

NS = the number of Additional Ordinary Shares issued or sold or deemed issued or sold.

(e)	Determination of Consideration. For purposes of this Section 2A, the consideration received by the Company for the issue or deemed issue of any Additional Ordinary Shares shall be computed as follows:

(i)	Cash and Property. Except as provided in paragraph (ii) below, such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)

insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)

in the event Additional Ordinary Shares are issued or deemed issued together with other Shares or securities or other assets of the Company for consideration which covers both such Additional Ordinary Shares and such other Shares or securities or other assets, be the proportion of such consideration so received with respect to such Additional Ordinary Shares, computed as provided in paragraphs (A) and (B) above, as determined in good faith by the Board.

(ii)

Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Section 2A(c), relating to Options and Convertible Securities, shall be determined by dividing

(x)

the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(y)

the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)

Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event that the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)

Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Section 2A with respect to the rights of the holders of the Preferred Shares.

(h)

Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of Shares of any other class or classes of Shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of Shares provided for above), then and in each such event the holder of each Preferred Share shall have the right thereafter to convert such Share into the kind and amount of Shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Preferred Shares immediately before that change, all subject to further adjustment as provided herein.

(i)

No Impairment. The Company will not, by amendment of its Memorandum of Association or Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Section 2A and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Preferred Shares against impairment.

(j)

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2A, the Company shall at its expense promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Preferred Shares, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Conversion Price at the time in effect, and (C) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Shares.

(l)	Miscellaneous.

(i)	All calculations under this Section 2A shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii)

(A) The holders of at least a majority of the outstanding Series A Preferred Shares, (B) the holders of at least a majority of the outstanding Series B Preferred Shares, (C) API, (D) WP, (E) Weimarer or (F) the holders of a majority of Series F Preferred Shares shall each have the right to challenge any determination by the Board of fair value pursuant to this Section 2A if such determination is with respect to a Conversion Price adjustment, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging Members, the cost of such appraisal to be borne equally by the Company and the challenging Members.

(iii)

No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than US$0.01. Any adjustment of less than US$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.01 or more in the Conversion Price. No adjustment shall be made to the Conversion Price if the result of which is to reduce the same to below the par value of an Ordinary Share.

3.	Redemption

(a)	Redemption Right.

(i)

Notwithstanding Regulation 3 in the Articles, at any time commencing on the Redemption Start Date and subject to the Companies Act and Section 5 of Schedule A, at the option of the holder of the Series A-1 Preferred Shares, the Company shall redeem all or any part of the outstanding Series A-1 Preferred Shares held by the requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series A-1 Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IP×(1.12)N+D, where

IP = Series A-1 Preferred Right Price; and

N = a

fraction, the numerator of which is the number of calendar days between the original issue date with respect to the Series A-1 Preferred Shares being redeemed and the Series A-1 Redemption Date, and the denominator of which is 365,

D =	all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers;

(B)

the fair market value of the Series A-1 Preferred Shares, the valuation of which shall be determined through an independent appraisal performed by the Independent Appraiser selected by the Board; provided that such valuation shall not take into account any liquidity or minority interest discounts.

(ii)

Notwithstanding Regulation 3 in the Articles, at any time commencing on the Redemption Start Date and subject to the Companies Act and Section 5 of Schedule A, at the option of the holder of the Series A-2 Preferred Shares, the Company shall redeem all or any part of the outstanding Series A-2 Preferred Shares held by the requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series A-2 Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IP×(1.12)N+D, where

IP =   Series A-2 Issue Price; and

N =

a fraction, the numerator of which is the number of calendar days between the original issue date with respect to the Series A-2 Preferred Shares being redeemed and the Series A-2 Redemption Date, and the denominator of which is 365,

D =	all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers;

(B)

the fair market value of the Series A-2 Preferred Shares, the valuation of which shall be determined through an independent appraisal performed by the Independent Appraiser selected by the Board; provided that such valuation shall not take into account any liquidity or minority interest discounts.

(iii)

Notwithstanding Regulation 3 in the Articles, subject to the Companies Act and Section 5 of Schedule A, at any time from and after the earlier of (i) the Redemption Start Date and (ii) the occurrence of any Series B Redemption Event, at the option of any holder of the Series B Preferred Shares, the Company shall redeem all or any part of the outstanding Series B Preferred Shares held by such requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series B Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IP×(1.12)N+D, where

IP =	Series B Issue Price with respect to the Series B Preferred Shares held by 5Y or Series B Preferred Right Price with respect to the Series B Preferred Shares held by Ferry Venture; and
N =

a fraction, the numerator of which is the number of calendar days between the original issue date with respect to the Series B Preferred Shares being redeemed and the Series B Redemption Date, and the denominator of which is 365,

D =	all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers;

(B)

the fair market value of the Series B Preferred Shares, the valuation of which shall be determined through an independent appraisal performed by the Independent Appraiser selected by the Board; provided that such valuation shall not take into account any liquidity or minority interest discounts.

(iv)

Notwithstanding Regulation 3 in the Articles, subject to the Companies Act and Section 5 of Schedule A, at any time from and after the earlier of (i) the Redemption Start Date and (ii) the occurrence of any Series D Redemption Event, at the option of the holder of the Series D Preferred Shares, the Company shall redeem all or any part of the outstanding Series D Preferred Shares held by such requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series D Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IP×(1.12)N+D where

IP =   Series D Issue Price; and

N =

a fraction, the numerator of which is the number of calendar days between the original issue date with respect to the Series D Preferred Shares being redeemed and the Series D Redemption Date, and the denominator of which is 365,

D =	all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers;

(B)	the fair market value of the Series D Preferred Shares, the valuation of which shall be determined in accordance with Section 3(b)(iv) below.

(v)

Notwithstanding Regulation 3 in the Articles, subject to the Companies Act and Section 5 of Schedule A, at any time from and after the earlier of (i) the Redemption Start Date and (ii) the occurrence of any Series D-1 Redemption Event, at the option of any holder of the Series D-1 Preferred Shares, the Company shall redeem all or any part of the outstanding Series D-1 Preferred Shares held by such requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series D-1 Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IP×(1.12)N+D where

IP =   Series D-1 Issue Price; and

N =

a fraction, the numerator of which is the number of calendar days between the original issue date with respect to the Series D-1 Preferred Shares being redeemed and the Series D-1 Redemption Date, and the denominator of which is 365,

D =	all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers;

(B)	the fair market value of the Series D-1 Preferred Shares, the valuation of which shall be determined in accordance with Section 3(b)(iv) below.

(vi)

Notwithstanding Regulation 3 in the Articles, subject to the Companies Act and Section 5 of Schedule A, at any time from and after the earlier of (i) the Redemption Start Date, (ii) the occurrence of any Series E Redemption Event and (iii) the receipt of the Notification of Redemption Notice , at the option of the holder of the Series E Preferred Shares, the Company shall redeem all or any part of the outstanding Series E Preferred Shares held by such requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series E Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IP×(1.12)N+D where

IP =   Series E Issue Price; and

N =

a fraction, the numerator of which is the number of calendar days between the original issue date with respect to the Series E Preferred Shares being redeemed and the Series E Redemption Date, and the denominator of which is 365,

D =	all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers;

(B)	the fair market value of the Series E Preferred Shares, the valuation of which shall be determined in accordance with Section 3(b)(iv) below.

(vii)

Notwithstanding Regulation 3 in the Articles, subject to the Companies Act and Section 5 of Schedule A, at any time from and after the earlier of (i) the Redemption Start Date, (ii) the occurrence of any Series E-3 Redemption Event and (iii) the receipt of the Notification of Redemption Notice , at the option of the holder of the Series E-3 Preferred Shares, the Company shall redeem all or any part of the outstanding Series E-3 Preferred Shares held by such requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series E-3 Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IP×(1.12)N+D where

IP =   Series E-3 Issue Price; and

N =

a fraction, the numerator of which is the number of calendar days between the original issue date with respect to the Series E-3 Preferred Shares being redeemed and the Series E-3 Redemption Date, and the denominator of which is 365,

D =	all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers;

(B)	the fair market value of the Series E-3 Preferred Shares, the valuation of which shall be determined in accordance with Section 3(b)(iv) below.

(viii)

Notwithstanding Regulation 3 in the Articles, subject to the Companies Act and Section 5 of Schedule A, at any time from and after the earlier of (i) the Redemption Start Date, (ii) the occurrence of any Series F Redemption Event and (iii) the receipt of the Notification of Redemption Notice , at the option of the holder of the Series F Preferred Shares, the Company shall redeem all or any part of the outstanding Series F Preferred Shares held by such requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series F Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IP×(1.12)N+D where

IP =   Series F Issue Price; and

N =

a fraction, the numerator of which is the number of calendar days between the original issue date with respect to the Series F Preferred Shares being redeemed and the Series F Redemption Date, and the denominator of which is 365,

D =	all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers;

(B)	the fair market value of the Series F Preferred Shares, the valuation of which shall be determined in accordance with Section 3(b)(iv) below.

(ix)

Notwithstanding Regulation 3 in the Articles, subject to the Companies Act and Section 5 of Schedule A, at any time from and after the earlier of (i) the occurrence of any Series G Redemption Event and (ii) the receipt of the Notification of Redemption Notice, at the option of the holder of the Series G Preferred Shares, the Company shall redeem all or any part of the outstanding Series G Preferred Shares held by such requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series G Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IP×(1+10%×N)+D where

IP = Series G Issue Price; and

N =

a fraction, the numerator of which is the number of calendar days between the original issue date with respect to the Series G Preferred Shares being redeemed and the Series G Redemption Date, and the denominator of which is 365,

D =	all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers;

(B)	the fair market value of the Series G Preferred Shares, the valuation of which shall be determined in accordance with Section 3(b)(iv) below.

(b)	Procedure. Any redemption pursuant to Section 3(a) shall be made in accordance with the following terms and in the following manner:

(i)

Notice to the Company. Each Preferred Holder electing redemption pursuant to Section 3(a) shall deliver to the Company a written request (the “Redemption Notice”) to that effect. Such Redemption Notice shall disclose in reasonable detail the number of each series of Preferred Shares to be redeemed.

(ii)

Company to Notify the Preferred Holders. Within three (3) Business Days upon receiving the Redemption Notice, the Company shall notify all of the other Preferred Holders of its receipt of the Redemption Notice by delivering a notice in writing to that effect (the “Notification of Redemption Notice”).

(iii)

Notice to Join in the Redemption. Within fifteen (15) Business Days following its receipt of the Notification of Redemption Notice (the “Joint Redemption Election Period”), each of the other Preferred Holders shall have the right (but not the obligation) to require the Company to redeem all or any part of the Preferred Shares held by it (“Joint Redemption Right”), by delivering to the Company a written request to that effect (the “Joint Redemption Right Notice”). If any such Preferred Holder fails to provide the Joint Redemption Right Notice within the Joint Redemption Election Period, such Preferred Holder shall be deemed to have waived its Joint Redemption Right.

(iv)

Selection of Independent Appraiser and Determination of the Preferred Fair Market Value. Within fifteen (15) Business Days following the date of the Notification of Redemption Notice, the Board and at least a majority of the then outstanding Preferred Shares shall jointly select an appraiser with experience in valuing securities and companies of the same type as the Company (the “Independent Appraiser”). The Company and the Preferred Holders shall use their reasonable best efforts to cause the Independent Appraiser to, within twenty (20) Business Days of its engagement by the Company, determine the fair market value of the Preferred Shares to be redeemed without taking into account any liquidity or minority interest discounts, which valuation shall be binding upon the Company and all the Members. All the costs associated with the Independent Appraiser in connection with the determination of such fair market value shall be borne by the Company.

(v)

Company to Notify All Members. Within three (3) Business Days after the date on which the Independent Appraiser will notify the Company of its final determination of the preferred fair market value of the Preferred Shares to be redeemed in writing, the Company shall deliver a written notice (the “Notification of FMV and Other Matters”) to all the Members. The Notification of FMV and Other Matters shall indicate (i) the preferred fair market value of the Preferred Shares to be redeemed, (ii) a description of the Redemption ROFR Right (as defined below), (iii) the series and number of the Preferred Shares requested to be redeemed pursuant to the Redemption Notice and the Joint Redemption Right Notice(s), (iv) the scheduled redemption date assuming no Redemption ROFR Right is exercised (which shall be no later than the earlier of (x) twenty (20) Business Days following the expiration of the Purchase Election Period, and (y) five (5) months following the date of delivery of the Redemption Notice), and (v) the estimated Redemption Price for each series of Preferred Shares requested to be redeemed and a calculation of such estimate.

(vi)

Notice to Elect to Exercise the Right of First Refusal. Within twenty (20) Business Days following its receipt of the Notification of FMV and Other Matters (the “Purchase Election Period”), each of the Members (excluding the Preferred Holders that have elected to have their Preferred Shares redeemed by delivering the Redemption Notice or the Joint Redemption Right Notice) may elect to purchase all or a portion of the Preferred Shares requested to be redeemed pursuant to this Section 3 (“Redemption ROFR Right”) at the Redemption Price of such Preferred Shares by delivering a written notice of such election (the “Purchase Notice”) to all the Preferred Holders requesting the redemption and the Company, provided that a Preferred Holder requesting the redemption shall have no obligation to sell any Preferred Share to any other Member unless the Members have in aggregate elected to purchase no less than all of its Preferred Shares in the Redemption Notice or the Joint Redemption Right Notice, as applicable. If any Member fails to deliver a Purchase Notice pursuant to this sub-paragraph (6) within the Purchase Election Period, such Member shall be deemed to have waived its Redemption ROFR Right. If the Members have elected to purchase, in the aggregate, more than the number of Preferred Shares set forth in the Notification of FMV and Other Matters, the Preferred Shares to be redeemed shall be allocated among the electing Members ratably in proportion to the Ordinary Shares held by such electing Members on an as-converted basis or be allocated among the electing Members as may be agreed in writing among such electing Members. Notwithstanding any foregoing provisions, the sale of a class of Preferred Shares in accordance with this sub-paragraph (6) shall only be effected after all the Preferred Shares requested to be redeemed that are senior to such class of Preferred Shares have been purchased by the Members that have elected to exercise its Redemption ROFR Right.

(vii)

Purchase Election Closing. If any Member exercises its Redemption ROFR Right within the Purchase Election Period and (A) the Members have in the aggregate elected to purchase all the Preferred Shares set forth in the Notification of FMV and Other Matters, or (B) the Members have in the aggregate elected to purchase less than all of the Preferred Shares set forth in the Notification of FMV and Other Matters but any Preferred Holder requesting the redemption have elected to sell the relevant Preferred Shares to such electing Members, the transfer of the relevant Preferred Shares to the relevant electing Members (the “Purchase Election Closing”) shall be consummated as soon as practicable after the expiration of the Purchase Election Period, and in any event shall be consummated no later than the earlier of (x) twenty (20) Business Days following the expiration of the Purchase Election Period and (y) five (5) months following the date of delivery of the Redemption Notice. The per share purchase price for such purchase shall be the applicable Redemption Price. The aggregate purchase price for such purchase shall be payable solely in cash at the closing of such purchase.

(viii)

Company to Redeem. If (A) no Member exercises its Redemption ROFR Right within the Purchase Election Period, or (B) in the Purchase Notices the Members have elected to purchase less than all of the Preferred Shares held by the Preferred Holders requesting the redemption, the Company shall, within three (3) Business Days upon the expiry of the Purchase Election Period, deliver a written notice (the “Notification of Proposed Redemption Closing”) to each holder of Preferred Shares that has elected to request for the redemption of its Preferred Shares to the extent such Person is still a holder of Preferred Shares. The Notification of Proposed Redemption Closing shall indicate (x) the series and number of the Preferred Shares that will be redeemed pursuant to the Redemption Notice and the Joint Redemption Right Notice(s) (excluding those Preferred Shares that have been transferred under Section 3(b)(vii) above), (y) the scheduled date of the Redemption Closing (which shall not be a date falling outside the periods required under Section 3(c) below), and (z) the applicable Redemption Price and its calculation.

(c)

Redemption Closing. Unless the Redemption ROFR Right has been exercised and the Purchase Election Closing has taken place pursuant to Section 3(b)(vii)(Purchase Election Closing) in respect of all of the Preferred Shares set forth in the Notification of FMV and Other Matters, the closing of the redemption (the “Redemption Closing”) of the Preferred Shares pursuant to Section 3 shall take place as soon as possible after the delivery of the Notification of Proposed Redemption Closing, but shall in any event take place within six (6) months following the date of delivery of the Redemption Notice at the offices of the Company in the event that there is Purchase Election Closing or five (5) months following the date of delivery of the Redemption Notice at the offices of the Company in the event that there is no Purchase Election Closing, or such earlier date or other place as the holders of the majority of the Preferred Shares requested to be redeemed and the Company may mutually agree in writing. At the Redemption Closing, the Company shall, from any funds legally available therefor, redeem the Preferred Shares held by each holder of the Preferred Shares being redeemed by paying in cash therefor the applicable Redemption Price against surrender by such holder at the Company’s principal office of the certificate representing such shares. From and after the Redemption Closing, all rights of the holder of such Preferred Share (except the right to receive the Redemption Price therefor to the extent the relevant Redemption Price has not been paid) shall cease with respect to such Preferred Share being redeemed, and such Preferred Share shall not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever and shall be cancelled.

(d)

Insufficient Fund. If, on the date of any Redemption Closing, the Company does not have sufficient funds legally available to redeem all of the Preferred Shares required to be redeemed in accordance with applicable law:

(i)

the Company’s funds legally available shall be distributed ratably first among the holders of Series G Preferred Shares requested to be redeemed in proportion to the aggregate Series G Redemption Price each such holder of Series G Preferred Shares is otherwise entitled to receive pursuant to Section 3(a) above;

(ii)

after redemption in full of each Series G Preferred Share requested to be redeemed, the Company’s funds legally available shall be distributed ratably first among the holders of Series F Preferred Shares requested to be redeemed in proportion to the aggregate Series F Redemption Price each such holder of Series F Preferred Shares is otherwise entitled to receive pursuant to Section 3(a) above;

(iii)

after redemption in full of each Series F Preferred Share requested to be redeemed, the Company’s funds legally available shall be distributed ratably first among the holders of Series E-3 Preferred Shares requested to be redeemed in proportion to the aggregate Series E-3 Redemption Price each such holder of Series E-3 Preferred Shares is otherwise entitled to receive pursuant to Section 3(a) above;

(iv)

after redemption in full of each Series E-3 Preferred Share requested to be redeemed, the Company’s funds legally available shall be distributed ratably first among the holders of Series E Preferred Shares requested to be redeemed in proportion to the aggregate Series E Redemption Price each such holder of Series E Preferred Shares is otherwise entitled to receive pursuant to Section 3(a) above;

(v)

after redemption in full of each Series E Preferred Share requested to be redeemed, the remaining funds legally available shall be distributed ratably first among the holders of Series D-1 Preferred Shares requested to be redeemed in proportion to the aggregate Series D-1 Redemption Price each such holder of Series D-1 Preferred Shares is otherwise entitled to receive pursuant to Section 3(a) above;

(vi)

after redemption in full of each Series D-1 Preferred Share requested to be redeemed, the remaining funds legally available for redemption shall be distributed ratably among the holders of Series D Preferred Shares requested to be redeemed in proportion to the aggregate Series D Redemption Price each such holder of Series D Preferred Shares is otherwise entitled to receive pursuant to Section 3(a) above;

(vii)

any remaining funds after payment of Redemption Price in full on all Series G Preferred Shares, Series F Preferred Shares, Series E-3 Preferred Shares, Series E Preferred Shares, Series D-1 Preferred Shares and Series D Preferred Shares to be redeemed shall be distributed ratably among the holders of Series B Preferred Shares and/or Series A Preferred Shares requested to be redeemed in proportion to the aggregate Series B Redemption Price and/or Series A Redemption Price each such holder of Series B Preferred Shares and/or Series A Preferred Shares is otherwise entitled to receive pursuant to Section 3(a) above.

(e)

No Distribution. If the Company fails for whatever reason to redeem any Preferred Shares on its due date, until the date on which the same are redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(f)

Distribution of Profits of Subsidiaries. To the extent permitted by law, the Company shall procure that the profits of each Subsidiary of the Company for the time being available for distribution shall be paid to the Company by way of dividend if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Preferred Shares required to be made pursuant to this Section 3.

(g)	Notwithstanding anything to the contrary herein, with respect to a Relevant Series:

(i) if the Company has delivered the Notification of Proposed Redemption Closing in accordance with Section 3(b)(viii) of this Schedule A and there are assets or funds remaining after the Redemption Price in respect of all of the Preferred Shares in such Relevant Series has been paid in full to their holders (and before any Redemption Price is distributed or paid in respect of the Junior Series) pursuant to the applicable sub-section in Section 3(a) of this Schedule A, then, subject to terms and conditions as set forth in this Section 3(g) of this Schedule A, each holder of such Relevant Series may, at its sole election, request the Company to (and upon such request the Company shall be obligated to) (such requesting holder, a “Redemption Requesting Holder”), prior and in preference to any distribution or payment in respect of any Junior Series pursuant to the applicable sub-section in Section 3(a) of this Schedule A and promptly after the payment or distribution of the Redemption Price in respect of such Relevant Series in full: either (x) pay or distribute to such Redemption Requesting Holder an additional amount equal to the aggregate Souche Redemption Price (as defined below) with respect to all of such Relevant Souche Series held by such Redemption Requesting Holder (such aggregate Souche Redemption Price, the “Requested Souche Redemption Price”), or (y) contribute an amount equal to the Requested Souche Redemption Price such Redemption Requesting Holder is entitled to receive pursuant to the foregoing sub-clause (x) to Souche in a manner mutually agreed between the Redemption Requesting Holder and the Company (which, in the absence of such agreement, shall take the form of the Company paying such amount to the Redemption Requesting Holder first and the Redemption Requesting Holder subsequently contributing such amount to Souche as additional paid-in capital without additional shares being issued in respect of such contribution or any additional adjustment in respect of the original issue price of relevant shares of Souche held by such Redemption Requesting Holder), which amount shall be used by Souche solely for purposes of business operation and expansion. If the Redemption Requesting Holder elects to proceed under the foregoing sub-clause (x), to the extent the Company has paid or distributed an additional amount equal to the corresponding Souche Redemption Price in respect of any Preferred Share (as defined in the Souche MAA) in the Relevant Souche Series held by the Redemption Requesting Holder in full (each of such Preferred Shares in the Relevant Souche Series, the “Redemption Redeemed Souche Share”) pursuant to this Section 3(g) of this Schedule A, Souche shall be entitled to redeem such Redemption Redeemed Souche Share held by the Redemption Requesting Holder at par value. If the remaining assets or funds are insufficient to satisfy the requests of all Redemption Requesting Holders of the Relevant Series pursuant to this Section 3(g), then the remaining assets and funds of the Company legally available for redemption shall be used to meet the requests of all Redemption Requesting Holders of the Relevant Series ratably in proportion to their respective Requested Souche Redemption Price.

Each holder of Relevant Series may, within five (5) Business Days after its receipt of the Notification of Proposed Redemption Closing, notify the Company of its election whether to proceed under sub-clause (x) or sub-clause (y) of this Section 3(g)(i) of this Schedule A; provided, however, that if any such holder does not have timely notified the Company of its election during such five (5) Business Day period, such holder shall be deemed to have waived its rights under this Section 3(g)(i) of this Schedule A. The holders of Junior Series hereby agree and acknowledge that payments, distributions or contributions pursuant to this Section 3(g)(i) of this Schedule A at the election of the Redemption Requesting Holder will correspondingly reduce the assets or funds otherwise available for distribution or payment to the holders of Junior Series hereunder; and

(ii) if any Member has elected to exercise its Redemption ROFR Right with respect to all of the Relevant Series within the Purchase Election Period (such Member, a “Redemption Purchaser”), each holder of the Relevant Series may, at its sole election, request the Redemption Purchaser to, as a condition to its purchase of such Relevant Series, to concurrently purchase all of the Relevant Souche Series held by such holder for a purchase price equal to the aggregate Souche Redemption Price with respect to such Relevant Souche Series held by such holder. If a holder of the Relevant Series elects to proceed under the foregoing sentence and the Redemption Purchaser does not agree to proceed as such, or otherwise fails to consummate the purchase of all of the Relevant Series and the Relevant Souche Series held by such holder concurrently in accordance with Section 3(b)(vii) and this Section 3(g)(ii) of this Schedule A, such holder shall no longer be obligated to transfer any of the Relevant Series or the Relevant Souche Series held by such holder to the Redemption Purchaser, and the Company shall be obligated to proceed under Section 3(b)(viii) of this Schedule A with respect to the Relevant Series.

Each holder of Relevant Series may, within five (5) Business Days after its receipt of the Purchase Notice from the Redemption Purchaser, notify the Redemption Purchaser of its election whether to proceed under this Section 3(g)(ii) of this Schedule A; provided, however, that if any such holder shall not have timely notified the Redemption Purchaser of its election during such five (5) Business Day period, such holder shall be deemed to have waived its rights under this Section 3(g)(ii) of this Schedule A.

4.	Drag Along Right.

(a)

Drag Along Right. Subject to Section 4(b) below, in the event that the holders of a majority of all the then outstanding Shares (including the Preferred Majority Holders (as defined in the Shareholders Agreement) (the “Drag Along Shareholders”), approve a sale of the Company to a Person (the “Drag Along Purchaser”) (whether structured as a merger, reorganization, asset sale, stock sale or otherwise), in which a Person, or a group of related Persons, acquires shares representing fifty percent (50%) or more of the outstanding voting power or share capital of the Company or substantially all assets of the Company (a “Drag Along Transaction”), then, in any such event, upon written notice from such Drag Along Shareholders (the “Drag Along Notice”) requesting them to do so, each of the other Shareholders shall (i) vote, or give his written consent with respect to, all the Equity Securities held by him in favor of such proposed Drag Along Transaction and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag Along Transaction; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag Along Transaction; (iii) transfer the same percentage of securities as the Drag Along Shareholders in the event that a proposed Drag Along Transaction is structured as a share transfer; and (iv) take all actions reasonably necessary to consummate the proposed Drag Along Transaction, including without limitation amending the then existing Memorandum and Articles, unless the Company, the holders of Ordinary Shares or any Affiliate of the Founders elect to purchase the Preferred Shares by giving the Preferred Holders, a written and binding offer to purchase such Preferred Shares within thirty (30) Business Days following the receipt of the Drag Along Notice, at the same price as proposed by the Drag Along Purchaser. In any such Drag Along Transaction, (i) each such dragged Shareholder shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the Drag Along Shareholders’ out-of-pocket fees and expenses incurred in the transaction, including, without limitation, legal, accounting and investment banking fees and expenses, and (ii) each such dragged Shareholder shall severally but not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification obligations that are part of the terms and conditions of such Drag Along Transaction (other than those that relate specifically to a particular holder, such as indemnification with respect to representations and warranties given by such holder regarding such holder’s title to and ownership of shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such holder) but only up to the net proceeds paid to such Shareholder in connection with such Drag Along Transaction. In the event that any such dragged Shareholder fails for any reason to take any of the foregoing actions within thirty (30) Business Days after receiving the Drag Along Notice, such Shareholder hereby grants an irrevocable power of attorney and proxy to any Director approving the Drag Along Transaction to take all necessary actions and execute and deliver all documents deemed by such Director to be reasonably necessary to effectuate the terms hereof. The Company, the Founders and the Holdercos shall use their commercially reasonable efforts to cause all security holders holding more than one percent (1%) of the Ordinary Shares outstanding (on an as-converted basis) to be subject to the obligations set forth in this Section 4(a). Notwithstanding anything to the contrary in this Agreement, (i) each Shareholder agrees to make only representations and warranties relating to its respective ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by it; and (ii) each Shareholder’s liability for indemnification for such Drag Along Transaction shall be limited to only such Shareholder’s respective applicable shares in proportion to, and in any event not exceeding, the amount of consideration received by such Shareholder in connection with such Drag Along Transaction. Any Shareholder shall not be required to make any covenant subjecting itself or any of its respective Affiliates to provisions relating to the activities of the portfolio companies of themselves or any of their respective Affiliates, any non-solicitation, non-hiring, or non-competition provisions in connection with the Drag Along Transaction.

(b)

Trigger Event. The Drag Along Shareholders shall not be entitled to exercise the rights set out in Section 4(a) unless (i) such rights are exercised after the second (2nd) anniversary of the Closing (as defined in the Series G Purchase Agreement), and (ii) the offering price per share for the Drag Along Transaction, as appropriately adjusted for any share subdivision, combination, recapitalization or similar event, reflects an equity valuation equal to or more than US$4,960,616,610 of the Company, pursuant to and immediately prior to the consummation of the Drag Along Transaction.

(c)	Termination. The provisions under this Section 4 shall terminate upon consummation of a Qualified Public Offering.

5.	Special Arrangements regarding Liquidation and Redemption

(a)	Defined Terms. For the purpose of these Articles,

(i)

the “Souche MAA” shall mean the Seventeenth Amended and Restated Memorandum and Articles of Association of Souche adopted on June 6, 2023 and effective from August 21, 2023 (as amended, supplemented or restated from time to time);

(ii)

the “Preferred Amount” means (i) with respect to Series A Preferred Shares, the Series A Preferred Amount, (ii) with respect to Series B Preferred Shares, the Series B Preferred Amount, (iii) with respect to Series D Preferred Shares, the Series D Preferred Amount; (iv) with respect to Series D-1 Preferred Shares, the Series D-1 Preferred Amount; (v) with respect to Series E Preferred Shares, the Series E Preferred Amount; (vi) with respect to Series E-3 Preferred Shares, the Series E-3 Preferred Amount, and (vii) with respect to Series F Preferred Shares, the Series F Preferred Amount;

(iii)

the “Souche Preferred Amount” means (i) with respect to Series A Preferred Shares (as defined in the Souche MAA), the Series A Preferred Amount (as defined in the Souche MAA), (ii) with respect to Series B Preferred Shares (as defined in the Souche MAA), the Series B Preferred Amount (as defined in the Souche MAA), (iii) with respect to Series D Preferred Shares (as defined in the Souche MAA), the Series D Preferred Amount (as defined in the Souche MAA); (iv) with respect to Series D-1 Preferred Shares (as defined in the Souche MAA), the Series D-1 Preferred Amount (as defined in the Souche MAA); (v) with respect to Series E Preferred Shares (as defined in the Souche MAA), the Series E Preferred Amount (as defined in the Souche MAA); (vi) with respect to Series E-3 Preferred Shares (as defined in the Souche MAA), the Series E-3 Preferred Amount (as defined in the Souche MAA), and (vii) with respect to Series F Preferred Shares, the Series F Preferred Amount (as defined in the Souche MAA);

(iv)

the “Liquidation Shortfall Amount” shall mean, (i) with respect to a Preferred Share, in the event of a distribution made to the Shareholders of the Company pursuant to Section 1 of this Schedule A, an amount equal to the full applicable Preferred Amount minus the applicable Preferred Amount actually received by the applicable Preferred Holder; or (ii) with respect to a Preferred Share (as defined in the Souche MAA) of Souche, in the event of a distribution made to the shareholders of Souche pursuant to Section 1 of Schedule A of the Souche MAA, an amount equal to the full applicable Souche Preferred Amount minus the applicable Souche Preferred Amount actually received by the applicable Preferred Holder, as applicable;

(v)	the “Souche Redemption Price” shall mean the Redemption Price as defined in the Souche MAA;

(vi)

the “Redemption Date” means (i) with respect to Series A Preferred Shares, the Series A Redemption Date, (ii) with respect to Series B Preferred Shares, the Series B Redemption Date, (iii) with respect to Series D Preferred Shares, the Series D Redemption Date; (iv) with respect to Series D-1 Preferred Shares, the Series D-1 Redemption Date; (v) with respect to Series E Preferred Shares, the Series E Redemption Date; (vi) with respect to Series E-3 Preferred Shares, the Series E-3 Redemption Date, and (vii) with respect to Series F Preferred Shares, the Series F Redemption Date;

(vii)

the “Souche Redemption Date” means (i) with respect to Series A Preferred Shares (as defined in the Souche MAA), the Series A Redemption Date (as defined in the Souche MAA), (ii) with respect to Series B Preferred Shares (as defined in the Souche MAA), the Series B Redemption Date (as defined in the Souche MAA), (iii) with respect to Series D Preferred Shares (as defined in the Souche MAA), the Series D Redemption Date (as defined in the Souche MAA); (iv) with respect to Series D-1 Preferred Shares (as defined in the Souche MAA), the Series D-1 Redemption Date (as defined in the Souche MAA); (v) with respect to Series E Preferred Shares (as defined in the Souche MAA), the Series E Redemption Date (as defined in the Souche MAA); (vi) with respect to Series E-3 Preferred Shares (as defined in the Souche MAA), the Series E-3 Redemption Date (as defined in the Souche MAA), and (vii) with respect to Series F Preferred Shares, the Series F Redemption Date (as defined in the Souche MAA);

(viii)

the “Updated Redemption Price for Shortfall” shall mean, with respect to a Preferred Share for which the applicable Redemption Price has not been paid in full in accordance with Section 3 of this Schedule A, the redemption price per share calculated in accordance with the mathematical formula set forth in Section 3(a) of Schedule A applicable to such Preferred Share, provided that the applicable Redemption Date in “N” of such formula shall be replaced with the applicable Souche Redemption Date with respect to the corresponding Relevant Souche Series (bearing the same series designation as the aforementioned Preferred Share); and

(ix)

the “Updated Souche Redemption Price for Shortfall” shall mean, with respect to a Preferred Share (as defined in the Souche MAA) of Souche for which the applicable Redemption Price (as defined in the Souche MAA) has not been paid in full in accordance with Section 3 of this Schedule A of the Souche MAA, the redemption price per share calculated in accordance with the mathematical formula set forth in Section 3(a) of Schedule A of the Souche MAA applicable to such Preferred Share (as defined in the Souche MAA) of Souche, provided that the applicable Redemption Date (as defined in the Souche MAA) in “N” of such formula shall be replaced with the applicable Redemption Date with respect to the corresponding Relevant Series (bearing the same series designation as the aforementioned Preferred Share (as defined in the Souche MAA) of Souche).

(b)

Fulfillment of Liquidation Shortfall Amount. In the event that upon a distribution due and payable to the Shareholders of the Company pursuant to Section 1 of this Schedule A, any Preferred Holder fails to receive its applicable Preferred Amount from the Company in full on a per share basis, the Liquidation Shortfall Amount of such Preferred Holder shall be automatically added to the applicable Souche Preferred Amount of such Preferred Holder and be payable, in addition to the original amount of the applicable Souche Preferred Amount such Preferred Holder entitled to as set forth in the Souche MAA, upon the liquidation, dissolution or winding up of Souche or a Liquidation Event (as defined in the Souche MAA) of Souche. In the event that upon a distribution due and payable to the shareholders of Souche pursuant to Section 1 of Schedule A of the Souche MAA, any Preferred Holder fails to receive its applicable Souche Preferred Amount from Souche in full on a per share basis, the Liquidation Shortfall Amount of such Preferred Holder shall be automatically added to the applicable Preferred Amount of such Preferred Holder and be payable, in addition to the original amount of the applicable Preferred Amount such Preferred Holder entitled to pursuant to Section 1 of this Schedule A, upon the liquidation, dissolution or winding up of the Company or a Liquidation Event of the Company.

(c)	Adjustment of Redemption Price to Fulfill Redemption Shortfall.

(i) In the event that any holder of any series of Preferred Shares fails to receive its Redemption Price from the Company in full on a per share basis pursuant to the provisions of Section 3 of this Schedule A, the applicable Souche Redemption Price with respect to the corresponding Relevant Souche Series (bearing the same series designation as the aforementioned Preferred Share) held by such holder on a per share basis shall be automatically adjusted to an amount calculated as set forth below:

SRP2=SRP1+(URP×A1)÷B1

For purposes of the foregoing formula, the following definitions shall apply:

“SRP2” shall mean the applicable Souche Redemption Price with respect to such Relevant Souche Series on a per share basis in effect immediately after such adjustment as set forth in this subsection (c)(i);

“SRP1” shall mean the applicable Souche Redemption Price with respect to such Relevant Souche Series on a per share basis as set forth in the Souche MAA in effect immediately prior to such adjustment as set forth in this subsection (c);

“URP” shall mean the Updated Redemption Price for Shortfall as applicable on a per share basis for each of relevant Preferred Shares held by such holder for which the applicable Redemption Price has not been paid in full in accordance with Section 3(a) of this Schedule A;

“A1” shall mean the total number of the relevant Preferred Shares held by such holder for which the applicable Redemption Price has not been paid in full in accordance with Section 3(a) of this Schedule A; and

“B1” shall mean the total number of Preferred Shares (as defined in the Souche MAA) of Souche with respect to such Relevant Souche Series held by such holder at this time of such adjustment.

(ii) In the event that any holder of any series of Preferred Shares (as defined in Souche MAA) of Souche fails to receive the Souche Redemption Price from Souche in full on a per share basis pursuant to the provisions of Section 3 of Schedule A of the Souche MAA, the applicable Redemption Price with respect to the corresponding Relevant Series (bearing the same series designation as the aforementioned Preferred Share (as defined in the Souche MAA) of Souche) held by such holder on a per share basis shall be automatically adjusted to an amount calculated as set forth below:

RP2=RP1+(USRP×A2)÷B2

For purposes of the foregoing formula, the following definitions shall apply:

“RP2” shall mean the applicable Redemption Price with respect to such Relevant Series on a per share basis in effect immediately after such adjustment as set forth in this subsection (c)(ii);

“RP1” shall mean the applicable Redemption Price with respect to such Relevant Series on a per share basis as set forth in the MAA in effect immediately prior to such adjustment as set forth in this subsection (c)(ii);

“USRP” shall mean the Updated Souche Redemption Price for Shortfall as applicable on a per share basis for each of relevant Preferred Shares (as defined in the Souche MAA) of Souche held by such holder for which the applicable Souche Redemption Price has not been paid in full in accordance with Section 3(a) of Schedule A of the Souche MAA;

“A2” shall mean the total number of relevant Preferred Shares (as defined in the Souche MAA) of Souche held by such holder for which the applicable Souche Redemption Price has not been paid in full in accordance with Section 3(a) of the Schedule A of Souche MAA; and

“B2” shall mean the total number of Preferred Shares with respect to such Relevant Series held by such holder at the time of such adjustment.

(d)

Notwithstanding anything to the contrary contained herein, no Preferred Holder shall be entitled to receive an aggregate amount from the Company and Souche upon the occurrence of redemption or liquidation event as a result of the provisions of these Articles and the Shareholders Agreement that is greater than the amount such Preferred Holder could have received upon the occurrence of corresponding redemption or liquidation event with respect to the pre-Restructuring Souche under the provisions of the Fifteenth Amended And Restated Memorandum and Articles of Souche (in the case of the redemption, assuming the redemption event of Souche occurs on the later date of the Souche Redemption Date and the Redemption Date).